                                                                    EXHIBIT 10.2

                                TABLE OF CONTENTS

DESCRIPTION                                                                             PAGE NO.
BASIC LEASE PROVISIONS.......................................................................1
ARTICLE 1  PREMISES..........................................................................2
      Section 1.1     Leased Premises........................................................2
      Section 1.2     Acceptance of Premises.................................................2
      Section 1.3     Building Use Reservation...............................................2
      Section 1.4     Building Name and Address..............................................2
ARTICLE 2 TERM...............................................................................2
      Section 2.1     Term...................................................................2
      Section 2.2     Commencement Date......................................................2
      Section 2.3     Tender of Possession By Landlord.......................................3
      Section 2.4     Commencement of Business By Tenant.....................................3
ARTICLE 3 RENT...............................................................................3
      Section 3.1     Minimum Rent...........................................................3
      Section 3.2     Additional Rent........................................................3
      Section 3.3     Cost of Living Adjustment..............................................3
      Section 3.4     Place of Payment.......................................................4
      Section 3.5     Late Payments..........................................................4
ARTICLE 4 OPERATING EXPENSES.................................................................4
      Section 4.1     Definitions............................................................4
      Section 4.1.1.  Operating Expenses.....................................................4
ARTICLE 6 USE................................................................................6
ARTICLE 7 SIGNS..............................................................................7
ARTICLE 8 LANDLORD SERVICES..................................................................7
      Section 8.1     Utilities and Services.................................................7
      Section 8.2     Operation and Maintenance of Common Facilities.........................8
      Section 8.3     Reimbursement of Landlord's Services...................................8
      Section 8.4     Use of Common Facilities...............................................8
ARTICLE 9 PARKING FACILITIES.................................................................8
      Section 9.1     Parking Area...........................................................8
      Section 9.2     Grant of Non-Exclusive License.........................................8
      Section 9.3     Restrictions...........................................................8
ARTICLE 10 PERSONAL PROPERTY TAXES...........................................................9
ARTICLE 11 ALTERATIONS AND EQUIPMENT.........................................................9
ARTICLE 12 LIENS.............................................................................9
ARTICLE 13 MAINTAINING THE PREMISES.........................................................10
      Section 13.1    Tenant's Maintenance and Repair.......................................10
      Section 13.2    Landlord's Maintenance and Repair.....................................10
      Section 13.3    Entry and Inspection..................................................11
      Section 13.4    Space Planning and Substitution.......................................11
ARTICLE 14 ASSIGNMENT AND SUBLETTING........................................................11
      Section 14.1    Prohibition and Consent...............................................11
      Section 14.1.1. Prohibition...........................................................11
      Section 14.1.2. Required Information..................................................12
      Section 14.1.3. Landlord Options......................................................12
      Section 14.2    No Release of Tenant..................................................12
      Section 14.3    Transfer Fee..........................................................13
      Section 14.4    Lease Not Subject to Levy.............................................13
ARTICLE 15 LIABILITY INSURANCE..............................................................13
ARTICLE 16 CASUALTY RISK....................................................................13


                                      (i)

DESCRIPTION                                                                             PAGE NO.
ARTICLE 17 HOLD HARMLESS..................................................................13
      Section 17.1  Indemnity.............................................................13
      Section 17.2  Exemption of Landlord from Liability..................................13
ARTICLE 18 SUBROGATION....................................................................14
ARTICLE 19 DAMAGE OR DESTRUCTION..........................................................14
      Section 19.1  Property Insurance....................................................14
      Section 19.2  Insured or Minor Damage...............................................14
      Section 19.3  Partial Destruction of the Building...................................14
      Section 19.4  Major Damage..........................................................14
      Section 19.5  Damage Near End of Term...............................................14
      Section 19.6  Definitions...........................................................14
      Section 19.7  Abatement of Rent.....................................................14
      Section 19.8  Tenant's Waiver.......................................................15
ARTICLE 20 EMINENT DOMAIN.................................................................15
      Section 20.1  Definition of Terms...................................................15
      Section 20.2  Total Taking..........................................................15
      Section 20.3  Partial Taking........................................................15
      Section 20.4  Allocation of Award...................................................15
      Section 20.5  Voluntary Sales.......................................................15
ARTICLE 21 OFFSET STATEMENT,
            ATTORNMENT AND SUBORDINATION..................................................15
      Section 21.1  Offset Statement......................................................15
      Section 21.2  Attornment............................................................15
      Section 21.3  Subordination.........................................................15
ARTICLE 22 DEFAULT........................................................................16
      Section 22.1  Default by Tenant.....................................................16
      Section 22.2  Default by Landlord...................................................17
ARTICLE 23 END OF TERM....................................................................17
      Section 23.1  Holding Over..........................................................17
      Section 23.2  Merger on Termination.................................................18
      Section 23.3  Surrender of Premises; Removal of Property............................18
      Section 23.4  Remaining Property....................................................18
      Section 23.5  Affixed Property......................................................18
ARTICLE 24 PAYMENTS AND NOTICES...........................................................18
ARTICLE 25 BROKER'S COMMISSION............................................................19
ARTICLE 26 RULES AND REGULATIONS..........................................................19
ARTICLE 27 QUIET ENJOYMENT................................................................19
ARTICLE 28 MISCELLANEOUS..................................................................19
      Section 28.1  Waiver................................................................19
      Section 28.2  Entire Agreement......................................................19
      Section 28.3  Relationship of Parties...............................................19
      Section 28.4  Delays................................................................20
      Section 28.5  Captions and Section Numbers..........................................20
      Section 28.6  Joint and Several Liability...........................................20
      Section 28.7  Recording.............................................................20
      Section 28.8  Floor Area............................................................20
      Section 28.9  Execution of Lease - No Option........................................20
      Section 28.10 Controlling Law.......................................................20
      Section 28.11 Successors............................................................20
      Section 28.12 Rule Against Perpetuities.............................................21
      Section 28.13 Modification and Amendment and
                    Financing Conditions..................................................21


                                      (ii)

DESCRIPTION                                                                             PAGE NO.
ARTICLE 29 SPECIFIC PERFORMANCE OF LANDLORD'S RIGHTS......................................21
ARTICLE 30 TENANT'S SOLE COSTS............................................................21
ARTICLE 31 ACCORD AND SATISFACTION........................................................21
ARTICLE 32 TIME OF ESSENCE................................................................21
ARTICLE 33 SALE OF PREMISES BY LANDLORD...................................................21
ARTICLE 34 COVENANTS......................................................................21
ARTICLE 35 WARRANTY OF EXECUTION..........................................................21
ARTICLE 36 COUNTERPARTS...................................................................21
ARTICLE 37 CORPORATE AUTHORITY............................................................21
ARTICLE 38 EXHIBITS INCORPORATED HEREIN...................................................22
ARTICLE 39 ATTORNEYS' FEES................................................................22



                                     (iii)

     THIS LEASE is made this 24th day of October, 1997, between SHAPELL INDUSTRIES OF NORTHERN CALIFORNIA, a Division of Shapell Industries, Inc., a Delaware corporation ("Landlord") and HERITAGE BANK OF COMMERCE, a California corporation ("Tenant").

                             BASIC LEASE PROVISIONS

 1.  Tenant's Trade Name: Heritage Bank of Commerce
                          ------------------------------------------------------
 2.  Address of Premises:

       3077 Stevenson Boulevard
     ---------------------------------------------------------------------------
       Fremont, CA 94538
     ---------------------------------------------------------------------------
       (single occupant building)
     ---------------------------------------------------------------------------

 3.  Use of Premises: SEE PAGE 1a.
                      ----------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

 4.  Estimated Commencement Date: See Page 1a.
                                  ----------------------------------------------

 5.  Lease Term: One Hundred Twenty                                (120) months
                 ---------------------------------------------------------------

 6.  Monthly Minimum Rent: See Page 1a.
                           -----------------------------------------------------

     ______________________________________ Dollars ($________________)

 7.  Floor Area of Premises: Approximately 6,5000 square feet
                             ---------------------------------------------------
     Floor Area of Building: Approximately 6,5000 square feet
                             ---------------------------------------------------

 8.  Security Deposit: None
                       ---------------------------------------------------------
     (Does not include rent)

10.  Broker(s): CB Commercial/PRESCO
                ----------------------------------------------------------------
     Party Responsible for Payment of Commission, if any:

       Landlord
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

11.  Minimum Comprehensive General Liability Policy: One Million Dollars

     ($1,000,000)
     ---------------------------------------------------------------------------

12.  Address for Payments and Notices:

          TO LANDLORD:   SHAPELL INDUSTRIES OF NORTHERN CALIFORNIA,
                         a Division of Shapell Industries, Inc.
                         100 North Milpitas Blvd.
                         P.O. Box 361169
                         Milpitas, CA 95035

            TO TENANT:   Heritage Bank of Commerce
                         Attn: Kenneth B. Silveira, Sr. Vice President
                         150 Almaden Blvd., Suite 100
                         San Jose, CA 95113

        WITH A COPY TO
      THE PREMISES AT:   Heritage Bank of Commerce
                         3077 Stevenson Boulevard
                         Fremont, CA 94538

The Basic Lease Provisions are an integral part of this Lease. In the event of any conflict between any Basic Lease Provision and the balance of this Lease, the latter shall control. The balance of this Lease is attached hereto and incorporated herein.

                                                                              1a


ESTIMATED COMMENCEMENT DATE.

        The Premises shall be delivered to Tenant upon full execution and delivery of this Lease by both Landlord and Tenant.

USE OF PREMISES.

        Tenant shall initially use the Premises for the purpose of a full-service community bank serving the banking needs of local businesses and professionals and for no other use or purpose. Any change in use of the Premises shall be subject to Landlord's approval which shall not be unreasonably withheld so long as (i) such use is an office or financial use in keeping with a first-class office project in Fremont, California, and (ii) such use does not violate any exclusive use or restrictive covenant of Landlord concerning the Project.


MONTHLY MINIMUM RENT.

        (i) During the first (1st) twelve (12) months following the Commencement Date (Lease Year 1), Minimum Monthly Rent shall be Thirteen Thousand One Hundred Eighty and No/100 Dollars ($13,180.00) per month.

        (ii) During the next twelve (12) months (Lease Year 2), Minimum Monthly Rent shall be Thirteen Thousand Seven Hundred Seven and 20/100 Dollars ($13,707.20) per month.

        (iii) During the next twelve (12) months (Lease Year 3), Minimum Monthly Rent shall be Fourteen Thousand Two Hundred Thirty-Four and 40/100 Dollars ($14,234.40) per month.

        (iv) During the next twelve (12) months (Lease Year 4), Minimum Monthly Rent shall be Fourteen Thousand Eight Hundred Twenty-Seven and 50/100 Dollars ($14,827.50) per month.

        (v) During the next twelve (12) months (Lease Year 5), Minimum Monthly Rent shall be Fifteen Thousand Four Hundred Twenty and 60/100 Dollars ($15,420.60) per month.

        (vi) During the next twelve (12) months (Lease Year 6), Minimum Monthly Rent shall be Sixteen Thousand Two Hundred Eleven and 40/100 Dollars ($16,211.40) per month.

        (vii) During the next twelve (12) months (Lease Year 7), Minimum Monthly Rent shall be Seventeen Thousand Two and 20/100 Dollars ($17,002.20) per month.

        (viii) During the next twelve (12) months (Lease Year 8), Minimum Monthly Rent shall be Seventeen Thousand Eight Hundred Fifty-Eight and 90/100 Dollars ($17,858.90) per month.

        (ix) During the next twelve (12) months (Lease Year 9), Minimum Monthly Rent shall be Eighteen Thousand Seven Hundred Fifteen and 60/100 Dollars ($18,715.60) per month.

        (x) During the next twelve (12) months (Lease Year 10), Minimum Monthly Rent shall be Nineteen Thousand Seven Hundred Four and 10/100 Dollars ($19,704.10) per month.

     1.   PREMISES

     1.1. LEASED PREMISES: Landlord hereby leases to Tenant and hereby rent from Landlord those certain premises (the "Premises"), mutually agreed to contain the floor area set forth in item No. 7 of the Basic Lease Provisions, located in that certain office building also identified in item No. 2 of the Basic Lease Provisions (which office building, together with the underlying real property, is herein called the "Building"), which is located in that certain office park known as One Fremont Place (the "Project"), in the City of Fremont, State of California. The plot plan of the Project, including a footprint of the Building (and Premises) are depicted on Exhibit "A" attached hereto. The terms "Building" and "Premises" are used interchangeably in this Lease.

     1.2. ACCEPTANCE OF PREMISES: Neither Landlord or any agent of Landlord has made any representation or warranty with respect to the Project, or with respect to the Premises or the Building, or the suitability or fitness of either for the conduct of Tenant's business or for any other purposes, except as set forth in this Lease. The obligations of Landlord and Tenant to perform the work and supply the necessary materials and labor to prepare the Premises for occupancy are set forth in Exhibit "C" attached hereto and incorporated herein by this reference thereto. Landlord and Tenant shall expend all funds and do all acts required of them pursuant to Exhibit "C" and shall have the work for which they are responsible performed promptly and diligently in a first-class workmanlike manner. In the event that there is not such Exhibit
"C", or that no work is required of Landlord under such Exhibit "C", by taking possession of the Premises, Tenant accepts the improvements in the condition in which they may then be, and waives any rights or claim against Landlord arising out of the conditions of the Premises, including the improvements thereon, the appurtenances thereto, and the equipment thereof. Nothing contained in this
Section 1.2 shall affect the commencement of the term of this Lease or the Obligation of Tenant to pay rent hereunder.

     1.4. BUILDING NAME AND ADDRESS: Landlord may adopt any name it may select for the Building and/or the Project, and Landlord reserves the right to change the name and/or address of the Building and/or the Project at any time.

     2.   TERM

     2.1. TERM: The term of this Lease shall be the number of full calendar months specified in item No. 5 of the Basic Lease Provisions, plus any partial month following the Commencement Date if such date is other than the first day of the month. SEE PAGE 2a.

     2.2. COMMENCEMENT DATE: The Commencement Date of the term of this Lease shall be the earlier of the following two dates: (i) the date Tenant commences business in the Premises; or (ii) the date which is one hundred twenty (120) days subsequent to the date the Premises are delivered to Tenant.

                                                                              2a


CONTINUATION OF:

     2.   TERM

          (CONTINUATION OF 2.1). Immediately following execution and delivery of this Lease by both parties, Tenant shall apply for and diligently prosecute obtaining all required Federal and State regulatory approvals to operate a bank branch from the Premises and shall provide Landlord with written notice of receipt of such approvals within five (5) days following receipt by Tenant. In the event, despite Tenant's diligent efforts, such approvals are not granted within thirty (30) days following execution and delivery of this Lease, Tenant shall have the right, exercisable within ten (10) days thereafter, to terminate the Lease upon written notice to Landlord. Tenant acknowledges and agrees that if it commences any remodelling work in the Premises prior to obtaining such approvals, and if such approvals are subsequently not obtained and Tenant terminates the Lease pursuant to this Section, Tenant shall, at Landlord's request, remove any alterations, and restore the Premises to the condition upon delivery to Tenant.

Within ten (10) days following the Commencement Date, the parties shall execute a supplement in the form required by Landlord stating the actual Commencement Date, as well as the date of expiration of the term of this Lease. No failure of Tenant to execute such supplement shall affect the validity of this Lease or Landlord's determination of such dates as provided herein.

     2.4 COMMENCEMENT OF BUSINESS BY TENANT: Tenant shall proceed diligently with the installation of such tenant improvements, furnishings, and equipment as Tenant requires in order to open for business, and shall commence doing business as early as reasonable. If Tenant fails to commence business in a reasonable time (not later than one hundred eighty (180) days following delivery of possession of the Premises and Tenant shall use reasonable efforts to commence business at the earliest possible date), or ceases to operate, Landlord, at its option, in addition to all other remedies set forth herein, may terminate this Lease. Provided, however, so long as Tenant complies with the time limits set forth in Exhibit "C" with respect to submission of plans and specifications to Landlord for approval and provided Tenant is diligently working to complete its construction work in the Premises, Landlord's termination right shall not occur until one hundred eighty (180) days following approval by Landlord of Tenant's plans and specifications. Tenant shall not be entitled to initially commence business in the Premises, or otherwise use or occupy the Premises for any purpose, including the installation of furniture or equipment, at any time when Tenant is in default under this Lease or when any event has occurred which with the giving of notice and/or the passage of time would give rise to a default.

     See Page 3a.

     3.   RENT

     3.1. MINIMUM RENT: Tenant shall pay to Landlord for each calendar month during the term of this Lease the Minimum Rent specified in item No. 6 of the Basic Lease Provisions, payable in advance on the first day of each month, without demand, deduction, abatement, offset or set-off, of any kind, except as expressly provided herein. The Minimum Rent for any part of a calendar month at the beginning of the term of this Lease shall be prorated based on a thirty
(30) day month. No Demand, notice or invoice shall be required.

     3.2. ADDITIONAL RENT: Tenant agrees to pay as additional rent any and all monies due and payable by Tenant to Landlord and/or Landlord's agent, including but not limited to operating expense adjustments in accordance with the provisions of Article 4.

                                                                              3a


        (ADDITION OF):

        2.5. OPTION TO EXTEND

        Tenant is hereby given the option to extend the term of this Lease for two (2) successive periods of five (5) years each commencing at the expiration of the initial term ("Extended Term(s)") on all the provisions contained in this Lease except Monthly Minimum Rent which shall be as set forth below.

        Tenant may exercise each of said options by giving written notice to Landlord ("Option Notice") at least nine (9) months before the expiration of the initial term or first Extended Term, as the case may be.

        It is an express condition of the foregoing options to extend, that if Tenant shall be in default at the time of giving the Option Notice, and/or on the date when the applicable Extended Term would otherwise commence, the applicable Option Notice shall be null, void and totally ineffective and in such case the applicable Extended Term shall not commence and this Lease shall expire at the end of the initial term or first Extended Term, as the case may be. Tenant shall have no other option to extend the term except as set forth herein.

        In the event Tenant exercises its option to extend for an Extended Term, Minimum Monthly Rent shall be adjusted effective at the commencement of the Extended Term to the greater of (i) Minimum Monthly Rent payable during the last twelve (12) months of the initial term, or first Extended Term, as the case may be, or (ii) Fair Market Rental Value of the Premises for the Extended Term, as set forth herein.

        The term "Fair Market Rental Value" as used herein is defined to mean the fair market rent of the Premises according to comparable properties in the general area. In determining fair market monthly rent it shall be assumed that:

        (i) The Premises are in excellent condition and repair and there shall be no deduction for depreciation, obsolescence or deferred maintenance.

        (ii) The Premises would be ]eased for the period of the option being exercised by a tenant with the credit standing of Tenant, as the same exists at that time.

        (iii) The Premises would be ]eased on the same terms of this Lease insofar as the obligations for repair, maintenance, insurance and real estate taxes existed as of the expiration of the original term of this Lease.

        (iv)    The Premises will be used for its highest and best use.

        Following receipt by Landlord of the Option Notice for each Extended Term, and not later than two hundred forty (240) days before the applicable Extended Term is to commence, Landlord shall notify Tenant of the Fair Market Rental Value of the Premises for such Extended Term. If the Fair Market Rental Value of the Premises for such Extended Term is greater than Minimum Monthly Rent payable during the last twelve (12) months of the initial term, or first Extended Term, as the case may be, and if Tenant in good faith disagrees with such determination of Fair Market Rental Value of the Premises, Tenant shall notify Landlord in writing of such disagreement within twenty (20) days of receipt of Landlord's determination. The parties shall consult together and work in good faith to agree on the Fair Market Rental Value of the Premises. If Landlord and Tenant do not reach an agreement concerning the Fair Market Rental Value not later than two hundred ten (210) days before the applicable Extended Term is to commence, then Tenant shall have the right, within thirty (30) days thereafter, to revoke its Option Notice upon written notice to Landlord. If such Option Notice is not revoked, the determination of Fair Market Rental Value shall be referred to arbitration no later than one hundred eighty (180) days before the applicable Extended Term is to commence.

        Each party shall appoint an impartial arbitrator within fifteen (15) days following referral for arbitration. Each arbitrator shall be a licensed real estate broker having at least five (5) years experience with commercial properties similar to the Premises in Fremont, California.

        If one (1) party fails to so select an arbitrator, the one (1) arbitrator retained shall set the Fair Market Rental Value.

        If the two (2) arbitrators do not agree within thirty (30) days of their selection, they shall select a third arbitrator with the same qualifications referred to above, within fifteen (15) days, and if they cannot agree on a third arbitrator, the third arbitrator shall be appointed by the presiding judge of the Superior Court in the County in which the Premises are located. The three
(3) arbitrators shall determine the Fair Market Rental Value within thirty (30) days of the appointment of the third arbitrator and if they cannot agree upon the Fair Market Rental value the three values shall be added together and the total shall be divided by three. If any determination is lower or higher than ten percent (10%) from the middle value, such higher or lower determination shall be excluded from the calculations and the two remaining determinations shall be divided by two or if only one determination remains, such determination shall be the determination used. Each party shall pay the cost of the arbitrator appointed by such party and the cost of the third, if necessary, shall be paid equally. The determination of Fair Market Rental Value of the Premises shall be completed no later than thirty (30) days prior to the commencement of the applicable Extended Term. In no event shall the Minimum Monthly Rent set by the arbitrators be less than Minimum Monthly Rent payable during twelve (12) months immediately prior to commencement of the applicable Extended Term.

     3.4. PLACE OF PAYMENT: Tenant agrees to pay the rental and other charges reserved to Landlord, in lawful money of the United States, at the address specified in item No. 12 of the Basic Lease Provisions, or at such other place as may be designated in writing from time to time by Landlord.

     3.5  LATE PAYMENTS:

     3.5.1. Any installment of Minimum Rent or additional rent due under this Lease or any other sum payable by Tenant hereunder not actually received by Landlord with five (5) days of the date when due shall bear interest, to the extent enforceable by law, at a rate not to exceed the higher of (i) ten percent (10%) per annum or (ii) five percent (5%) per annum plus the rate prevailing on the twenty-fifth (25th) day of the month preceding the date of execution of this Lease established by the Federal Reserve Bank of San Francisco on advances to member banks under Section 13 or 13(a) of the Federal Reserve Act as in effect as of such date from the date due and payable until the same shall have been fully paid; provided, however, that the payment of such interest shall not excuse or cure any default by Tenant under this Lease.

     3.5.2. Tenant hereby acknowledges that the late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be actually received by Landlord or Landlord's designee within five (5) days after the date due, then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge in an amount equal to ten percent (10%) of such amount due. Provided, however, Landlord shall not assess the first (1st) such late charge in any twelve (12) month period until Tenant shall fail to pay rent when due and fails to cure such default within five (5) days following written notice from Landlord that such payment is due. The parties agree that such late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder, or otherwise available at law or in equity.

     3.5.3. Following each third consecutive late payment of rent, Landlord shall have the option to require that beginning with the first payment of rent next due and for the following twelve (12) months, rent shall not longer be paid in monthly installments but shall be payable three (3) months in advance.

     4. OPERATING EXPENSES

     4.1. DEFINITIONS:

     4.1.1. OPERATING EXPENSES:

Operating Expenses shall be deemed to mean the Building's proportionate share (the "Building's Proportionate Share") of the total costs and expenses incurred in operating, repairing and maintaining the Project Common Area, hereinafter defined, including, but not limited to, real and personal property taxes and assessments determined by Landlord to be applicable to the Project Common Area land, improvements and equipment; gardening and landscaping; costs of public liability and property damage insurance, and all other insurance maintained by Landlord on the Project Common Area; cleaning; sweeping; replacements; repairs; line painting; lighting; sanitary control; removal of snow, ice, trash, rubbish, garbage, and other refuse; sprinkler system; directional signs, markers, bumpers; fire protection systems; costs of any public address, loudspeaker or music system; depreciation of machinery and equipment (if owned) and rental paid for such machinery and equipment (if rented) used in such maintenance; the cost of personnel to implement all such services, to direct parking, and to provide security for the Project Common Area; any parking charges or other costs levied, assessed or imposed by, or at the direction of, or resulting from, statutes or regulations, or interpretations thereof, promulgated by any governmental authority in connection with the use or occupancy of the Project or any parking facilities servicing the Project; costs of audits; costs of Project Common Area alterations or improvements required by other governmental authority, such as, but not limited to, energy conservation devices; and in addition thereto if Landlord does not retain an independent management company to manage the Project Common Area, an administrative and overhead expense in an amount equal to fifteen percent (15%) of costs and expenses incurred in operating, repairing and maintaining the Project Common Area.

        4.1.1.1. "Project Common Area" shall mean all areas, space, equipment, and special services located within the exterior boundaries of the Project (excluding the Building and all other buildings in the Project intended to be leased for office or commercial use) now or at any time hereafter provided or designated by Landlord for parking, ingress and egress, and/or for the common and joint use of and benefit of the occupants of the Project, including, but not limited to, parking areas, access roads, driveways, retaining walls, landscaped areas, truck serviceways, loading docks, pedestrian malls, courts, stairs, ramps and sidewalks, comfort and first aid stations, lavatories and washrooms. It is expressly agreed that the Project Common Area shall exclude that certain parcel of real property adjacent to the Project, the location of which is indicated on Exhibit "A" hereto (the "Lloyd's Parcel"). Landlord and the owner of the Lloyd's Parcel have agreed between themselves that they each shall provide for adequate upkeep and maintenance of the Project Common Area and the Lloyd's Parcel, respectively. Notwithstanding the foregoing, if the owner of the Lloyd's Parcel fails to properly maintain the Lloyd's Parcel, Landlord has reserved and does reserve the right, at Landlord's sole option and election, to perform such maintenance, and in such event, the Operating Expenses of the Project Common Area shall also include such additional maintenance costs incurred by Landlord in maintaining the common and, parking areas located on the Lloyd's Parcel, and the Building's Proportionate Share of the Operating Expenses of the Project Common Area as determined in accordance with this Section 4.1.1 shall be determined accordingly.

        4.1.1.2. The Building's Proportionate Share of the Operating Expenses of the Project Common Area shall be based upon the ratio of the total number of square feet, excluding mezzanines, located within the exterior faces of the exterior walls of the Building, to the total number of square feet, excluding mezzanines, located within the exterior faces of the exterior walls in all buildings (including the Building) located in the Project, excluding the square footage located on the Lloyd's Parcel. Provided, if Landlord exercises its right to maintain the Lloyd's Parcel as set forth in Section 4.1.1.1., the square footage of Floor Area of all buildings on the Lloyd's Parcel shall be included in the denominator for computing the Building's Proportionate Share of the Operating Expenses of the Project Common Area. The total number of square feet, excluding mezzanines, located within the exterior faces of the exterior walls of a such buildings in the Project, shall be determined by Landlord in Landlord's discretion as of the first day of each calendar year of the term hereof on the basis of the buildings then located in the Project. Tenant shall pay, during each calendar year, the Building's Proportionate Share of the Operating Expenses of the Project Common Area ("Tenant's Pro-Rata Share"). See Page 5a.

        4.1.1.3. "Operating Expenses" shall not include depreciation on the Building of which the Premises are a part or equipment therein, or real estate brokers' commissions.

        4.1.1.4. "Operating Expenses" shall not include loan payments on the Building or the Project Common Area, except where the Building or the Project Common Area is, or becomes, subject to a loan or loans which provide for adjustments in the costs of funds, e.g., where such a loan or loans provide that the interest rate changes periodically proportionately to an index. In such case, any increase in the cost of funds (not including principal payments) shall be an Operating Expense. If any such increase in the cost of funds increases the total rents and costs to be paid by Tenant more than 3% in any one year, then Tenant shall have a period of ten (10) days after receipt of notice of such an Operating Expense adjustment during which to serve Landlord with a notice of intent to cancel this Lease. Landlord shall have a period of ten (10) days after actual receipt of such notice of intent to cancel during which to waive such adjustment to the extent that it exceeds said 3%. If Landlord fails to waive such increase after the receipt of such notice, then this Lease shall be terminated effective thirty (30) days after the expiration of said latter ten
(10) day period.

        SEE PAGE 5b.

                                                                              5a


CONTINUATION OF:

        4. OPERATING EXPENSES

        (CONTINUATION OF 4.1.1.2.) Landlord shall deliver to Tenant annually, its accounting and determination of the Building's Proportionate Share, as referenced in Section 4.1.1.2, in reasonable detail sufficient for Tenant to determine the square footages of all buildings within the Project used by Landlord in determining the Building's Proportionate Share. If square footage surveys were performed by or on behalf of Landlord, such surveys shall be included with such annual statement. Within thirty (30) days following Tenant's receipt of Landlord's annual statement, Tenant shall have the right, upon written notice to Landlord, to have a licensed architect measure the square footage of Floor Area of all buildings within the Project in accordance with
Section 28.8 of this Lease and a copy of such measurements shall be provided to Landlord. If there is a deviation of more than one percent (1%) from the square footage used by Landlord, subject to verification by Landlord, the square footages used in determining the Building's Proportionate Share shall be appropriately adjusted for such year.

                                                                              5b


CONTINUATION OF:

     4.   OPERATING EXPENSES

     (CONTINUATION OF 4.1.1.4. - OPERATING EXPENSE EXCLUSIONS).

     Operating Expenses shall not include:

           (i) Structural repairs or replacements necessary as a result of deficient workmanship or materials, including repairs or replacements to the roof, walls, floor slab and foundation (provided, however the exclusion of the foregoing from Operating Expenses shall in no event be deemed an obligation of Landlord to perform any of the foregoing to the Premises, it being understood that repair and maintenance of the Premises shall be governed by Section 13 hereof);

          (ii)  Interest and amortization of Landlord's mortgage;

         (iii)  Tenant improvements and leasing commissions;

          (iv) Costs of improvements necessitated by fire, windstorm or other casualty or loss;

           (v) Cost of repairs occasioned by eminent domain, to the extent an eminent domain award is received by Landlord for such taking;

          (vi)  Cost to Landlord for rent concessions or lease buy-outs;

         (vii)  Cost of improving other Tenants' premises;

        (viii) Overhead or profit paid to an affiliate or subsidiary of Landlord for services to the Project in excess of the competitive costs of said services;

          (ix) Rentals due for any underlying lease related to the land on which the Project is situated;

           (x) All items for which Tenant or any other party compensates Landlord such that no duplication of payment shall occur;

          (xi) Cost of correcting code or legal violations caused solely by Landlord or existing prior to the commencement of this Lease;

         (xii) Costs relating to the construction, renovation or the preparation of the Premises or the Project for delivery to Tenant;

        (xiii) Legal expenses for disputes with tenants and legal, auditing and consulting fees other than those legal, auditing and consulting fees necessarily incurred in connection with the normal maintenance and operation of the Project;

         (xiv) Income, excess profits or franchise taxes or other such taxes imposed on or measured by the income of Landlord from the operation of the Project;

          (xv) Increase in insurance premiums to the extent any tenant causes Landlord's existing insurance premiums to increase or requires Landlord to purchase additional insurance;

         (xvi) Any costs representing an amount paid to an entity related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship;

        (xvii) Any costs incurred in connection with environmental inspections, the removal or abatement of asbestos or other hazardous materials or substances from, within, on or beneath the Project in excess of Ten Thousand Dollars ($10,000.00) shall be amortized over a ten (10) year period and the yearly amortized pass-through amount shall not exceed Ten Thousand Dollars ($10,000.00) per annum; provided, however, to the extent such inspections, removal or abatement are required due to conditions in effect as of the date hereof or due to the actions of Landlord or its tenants (except Tenant), then such expenses shall not be included in Operating Expenses;

       (xviii) Any costs relating to buildings or facilities located upon the Project which are not used for the operation or maintenance of the Project and which would not normally be used by customers of Tenant or other tenants of the Project;

         (xix) Management or administrative fees in excess of fifteen percent (15%) of Operating Expenses;

          (xx) Expenses which would be considered capital expenditures under generally accepted accounting principles in excess of Ten Thousand Dollars ($10,000.00) in the aggregate per year;

         (xxi) Contributions to any "reserve fund" which Landlord may maintain for the purpose of paying costs associated with any future repairs, replacements or modifications of the Common Area shall only be included in Operating Expenses if required by Landlord's lender.

     It is understood and agreed that all Operating Expenses shall be prorated, such that Tenant is reimbursing Landlord only for the portion of those Operating Expenses, on a prorated basis, actually attributable to the Term of the Lease including, but not limited to, real estate tax payments and insurance payments.

        4.2. Upon the commencement of the term of this Lease, and at the commencement of each calendar year thereafter, Landlord shall estimate the monthly Operating Expenses for such calendar year. Tenant shall pay, together with Tenant's monthly Minimum Rent, a sum equal to 1/12th of Tenant's Pro-Rata Share of such estimate. Within three (3) months after the end of each calendar year, Landlord shall give Tenant a computation of Tenant's Pro-Rata Share of the actual Operating Expenses for said year. If Tenant's Pro-Rata Share of the actual Operating Expenses is (a) less than such estimate, Landlord shall credit any excess paid by Tenant against the next rent due, or if the term of this Lease or any extension hereof has expired, Landlord shall refund such excess to Tenant, or (b) more than said estimate, Tenant shall pay the difference to the Landlord on demand.

        See Page 6a.

        6. USE

        6.1. Tenant shall use and occupy the Premises only for the use and purpose stated in item No. 3 of the Basic Lease Provisions, and for no other use or purpose except with the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole discretion.

        6.2. Tenant shall not use or occupy the Premises in violation of, or in conflict with, any "Governmental Requirement" (defined below) but shall, at Tenant's expense, promptly comply with a present and future laws, ordinances, orders, rules, regulations and requirements of all governmental authorities having jurisdiction over the Premises, or over the cleanliness, safety, occupancy and use thereof, or of any applicable insurance underwriters (herein collectively " Governmental Requirement"), whether or not any such Governmental Requirement is substantial, foreseen or unforeseen, ordinary or extraordinary, or whether the same shall necessitate structural changes of improvements or interfere with the use and enjoyment of the Premises. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or any other portion of the Project, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance or commit any waste in, on or about the Premises or any other portion of the Project. Without limiting the generality of the foregoing, Tenant shall not (i) obstruct or store anything in the Project Common Area, (ii) place a load upon any floor of the Premises which exceeds the floor load per square foot which such floor was designed to carry, or (iii) permit any

                                                                              6a


CONTINUATION OF:

        OPERATING EXPENSES

        (CONTINUATION of 4.2.) Tenant shall have the right upon at least fifteen
(15) days prior written notice to audit Landlord's records in order to verify the accuracy of any charge imposed pursuant to this Lease. Such inspection shall be conducted at Tenant's expense during regular business hours at Landlord's office. Such right to audit shall be limited to once per calendar year and shall cover only the immediately preceding calendar year. If such audit discloses that the charges actually incurred by Landlord are less than those used by Landlord in calculating Tenant's Pro Rata Share, then Landlord shall reimburse Tenant for the amount Tenant paid in excess of Tenant's actual Pro Rata Share. If any such audit discloses that the charges used by Landlord in calculating Tenant's Pro Rata Share exceed the actual charges by five percent (5%) or more, then Landlord shall pay the reasonable costs of such audit. Any information relating to or concerning the Operating Expenses shall be kept private and confidential by Tenant and shall not be disclosed by Tenant to any third parties.


ADDITION OF:

        4.3. SEPARATELY BILLED OPERATING EXPENSES.

        Notwithstanding anything to the contrary contained herein, Landlord and Tenant acknowledge and agree that for certain Operating Expense items, Landlord may enter into separate contracts which service exclusively the Building and immediately adjacent Project Common Area which area is identified as "Tenant's Building Parcel" on Exhibit "A". Such separate service contracts may include without limitation, landscaping and maintenance, sweeping and other items for which Landlord desires separate contracts. At Landlord's option, Landlord may bill Tenant separately for such separately contracted expenses in which event shall pay the entirety of such expenses. The resulting cost to Tenant from any such separate contracts shall be equal to or less than the cost which would otherwise be incurred. If the cost of such separate contract is more than the cost which would otherwise be incurred, Landlord shall be responsible for the difference in cost. In the event Landlord separately contracts for any such expenses, such expense categories shall not be included in the Operating Expense calculations for the Building's Proportionate Share of Operating Expenses for the Project Common Area.

objectionable sound or odors to be heard or experienced outside the Premises. Business machines and mechanical equipment used by Tenant which cause vibration or noise to such degree as to be reasonably objectionable to Landlord or to any occupant, shall be placed and maintained by Tenant at its expense in setting of cork, rubber or spring-type vibration isolators sufficient to eliminate such vibrations or noise. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any insurance policy(ies) covering the Building, the Project and/or any property located therein and shall comply with all applicable insurance underwriters rules, orders, regulations and requirements of the Pacific Fire Rating Bureau or other applicable organization performing a similar function. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this Article, Notwithstanding the foregoing, Tenant shall have the right to contest any alleged Governmental Requirement or legal violation thereof, so long as Landlord's interest in the Premises, Building and Project are not thereby adversely affected, and Landlord shall, at Tenant's request, join in such contest if its participation is necessary, but at no expense to Landlord.

        7. SIGNS

        7.1. No signs, advertisement, or notice shall be inscribed, painted or affixed on or to any part of the outside or inside of the Building or anywhere on the real property of which the Premises are a part, or anywhere else within the Project, without the prior consent in writing of Landlord, which consent shall be given or withheld in the Landlord's sole discretion. All signs shall be installed for Tenant by Landlord, but the cost of installation and maintenance shall be paid by Tenant. See Page 7a.

        8. LANDLORD SERVICES

        8.1  Utilities and Services: SEE PAGE 7a.

        8.1.1. Tenant will not, without written consent of Landlord, use any apparatus or device in the Premises, including, but without limitation thereto, electronic data processing machines, punch card machines, and machines using in excess of 120 volts, or which will in any way increase the amount of electricity usually furnished or supplied for the use of the Premises as general office space; nor shall Tenant connect or permit to be connected any device with electric current except through existing electrical outlets in the Premises. Notwithstanding the foregoing, Tenant may utilize equipment requiring 240 volts if such equipment is customary for the business permitted to be conducted on the Premises. Utilities are separately metered to the Premises.

        8.1.2 Landlord may take into consideration the availability of energy resources and prudent energy conservation practices, including participation in any energy conservation association or other arrangements for voluntary cutback, load shedding and the like. No failure to furnish any such services or utilities shall entitle Tenant to any damages, release Tenant from the obligation to pay the full rent

                                                                              7a


CONTINUATION OF:

        7. SIGNS

        (CONTINUATION OF 7.1.) Tenant shall have the right to place its identification sign on the door of the Building and on the exterior of the Building at Tenant's sole cost and expense, subject to approval by Landlord and governmental authority. Tenant shall have the right, at its sole cost and expense, to install its identification sign on the Project monument sign in the location shown on Exhibit "B". Tenant shall have the exclusive use of such monument sign. The entire cost and expense of design, fabrication, installation, maintenance, repair and operation of Tenant's signs shall be borne by Tenant. Tenant shall be responsible for the maintenance, repair and operation of the monument sign.

        Landlord hereby approves the plans for Tenant's signs attached hereto as Exhibit "B-1".


CONTINUATION OF:

        8. LANDLORD SERVICES

        (CONTINUATION OF 8.1. - UTILITIES AND SERVICES) Landlord represents that the normal and customary utility lines for an office user are available to the Premises provided. Landlord does not warrant the quantity, quality, amount or duration of any such utilities to the Premises. Tenant shall pay or cause to be paid, prior to delinquency, all charges for water, gas, sewer, electricity, light, heat, air conditioning, power, telephone and other services used, rendered or supplied in connection with the Building and the Premises, including hook-up and connection fees, together with any assessments or surcharges with respect thereto, as well as for the collection, storage and disposal of rubbish and trash, and shall contract for the same in Tenant's own name, and shall protect, indemnify and hold Landlord and the Building and the Premises harmless from any such charges. Tenant shall contract for and pay for janitorial service to the Building and Premises.

        Landlord shall not be obligated to furnish any utilities or services, nor does Landlord make any warranty or representation as to the quantity, quality, availability, amount or duration of any such utilities or services. Landlord shall not be liable for any failure or interruption of any utility service, unless such failure or interruption is caused by Landlord's gross negligence or willful acts or if due to Landlord's failure to maintain any utility lines which are Landlord's responsibility to maintain. No such interruption or failure shall entitle Tenant to terminate this Lease or to abate Tenant's obligations hereunder.

reserved herein, or constitute or be construed as a constructive or other eviction of Tenant. Tenant shall comply with all rules and regulations which Landlord may reasonably establish for the proper function and protection of the air conditioning, heating, elevator and plumbing systems. Tenant shall cooperate with any present or future governmental water, energy or other conservation program, any other Governmental Requirement, and with any conservation practices established by Landlord. Landlord shall at all reasonable times have free access to all mechanical installations wherever located, including but not limited to air conditioning equipment and vents, fans, ventilating and machine rooms and electrical closets.

        8.2. OPERATION AND MAINTENANCE OF COMMON FACILITIES: Landlord shall operate and maintain during the term of this Lease the Project Common Area (the "common facilities").

        8.3. REIMBURSEMENT OF LANDLORD'S SERVICES: Tenant's Pro-Rata Share of all services to be provided by Landlord as set forth in this Article 8 shall be paid by Tenant as provided in Article 4 hereof.

        8.4. USE OF COMMON FACILITIES: The use and occupancy by Tenant of the Premises shall include the use of the common facilities in common with Landlord and with all others for whose convenience and use the common facilities have been or may hereafter be provided by Landlord; subject, however, to all rules and regulations for the use thereof as prescribed from time to time by Landlord. Landlord shall operate, manage, equip, light, repair, clean and maintain the common facilities in such manner as Landlord may in its sole discretion determine to be appropriate. Landlord shall at all times during the term of this Lease have the sole and exclusive control of all common facilities, and may at any time, and from time to time, during the term hereof restrain any use or occupancy thereof. If, in the opinion of Landlord, unauthorized persons are using any of the common facilities by reason of the presence of Tenant in the Building, Tenant, upon demand of Landlord, shall restrain such unauthorized use by appropriate proceedings at Tenant's expense. Nothing herein shall affect the right of Landlord at any time to remove any unauthorized persons or obstructions. Nothing contained herein shall be deemed to create liability upon Landlord for any damage to motor vehicles of visitors or employees or from loss of property from within such motor vehicles.

        Tenant shall, at all times during the Term hereof, have the non-exclusive right to utilize, in common with other tenants and occupants of the Project, their employees, customers and invitees, all common areas and common facilities, subject to reasonable limitations and reasonable changes thereof by Landlord, so long as such changes do not materially adversely affect parking and access to the Premises.

        8.4.1. Landlord may temporarily close any portion or all of the common facilities for repairs or alterations, to prevent a dedication thereof or the accrual of prescriptive rights therein, or for any other reason deemed sufficient by Landlord.

        9. PARKING FACILITIES

        9.1. PARKING AREA: As used in this Lease the term "Parking Area" shall mean that portion of the Project Common Area intended to be used for parking motor vehicles, together with the incidental and interior roadways, walkways, curbs and landscaping within the areas used for such parking. Any enlargement of, or addition to, the Parking Area by Landlord shall be included in the definition of Parking Area for purposes of this Lease.

        9.2. GRANT OF NON-EXCLUSIVE LICENSE: Landlord hereby grants to Tenant, and to Tenant's patrons, suppliers, employees and invitees, a non-exclusive license for the parking of motor vehicles in the Parking Area during the term of this Lease, subject to those rights reserved by Landlord as hereinafter contained. Landlord reserves the right at any time, and from time to time, to grant nonexclusive rights and at Landlord's discretion, easements, to other persons, firms and entities, including but not limited to, other tenants of the Project, and the patrons, employees, suppliers and invitees thereof, to promulgate rules and regulations relating to use of the Parking Area, or any part thereof; to designate specific spaces for the use of any occupant; to make changes in parking layout from time to time; to add additional property to the Parking Area; to withdraw property located in the Parking Area from parking use, provided adequate parking is nonetheless maintained; to establish reasonable time limits upon parking; to close all or any portion of such Parking Area to the extent as may, in the sole opinion of Landlord or Landlord's counsel, be legally sufficient to prevent a dedication thereof or accrual of any right therein to any person or the public therein; to close temporarily all or any portion of the Parking Area, and to do and perform any other acts in and to said area and improvements as Landlord determines to be advisable. See Page 8a.

        9.3.RESTRICTIONS: Subject to the foregoing rights reserved by Landlord, and subject to any restrictions of record governing same from time to time, Tenant may use parking spaces located on the

                                                                              8a


CONTINUATION OF:

        9. PARKING FACILITIES

        (CONTINUATION OF 9.2.--GRANT OF NON-EXCLUSIVE LICENSE (TENANT'S ALLOCATED PARKING SPACES).

        Landlord hereby agrees that subject to the conditions contained below, Landlord shall designate six (6) parking spaces adjacent to the Premises as "Tenant's Parking Spaces", in the approximate location identified as "Tenant's Allocated Parking Spaces" on Exhibit "B", subject, in any event, to governmental regulations and subject to the express conditions and agreements enumerated in subparagraphs (i) through (iii) below:

        (i) Landlord has advised Tenant that all the parking areas are required, under the covenants, conditions and restrictions and leases covering the Project, to be utilized on a non-exclusive basis, and Tenant agrees that use of the Tenant's Allocated Parking Spaces shall in any event be subject to such requirement; and

        (ii) In the event that any other tenant or occupant in the Project objects to the designation of such Tenant's Allocated Parking Spaces or if governmental authority requires removal of same, Landlord may remove such designation on the Tenant's Allocated Parking Spaces; and

        (iii) Tenant acknowledges and agrees that neither Landlord nor any party managing the Project nor any other person or entity shall be obligated to enforce any restriction on the Tenant's Allocated Parking Spaces, and that in no event shall Tenant have any right to enforce any restriction from use by any party.

        Notwithstanding the foregoing, if another tenant objects to Tenant's assigned parking spaces, Landlord may remove such assigned designation only if the tenant so complaining has the right to such parking on a non-exclusive basis and such tenant's lease does not allow Landlord to designate assigned spaces for Tenant. Landlord agrees that it will not enter into any future leases for the Project which restrict Landlord's ability to designate specific spaces for the Premises. Landlord will use commercially reasonable efforts to enforce such parking restrictions upon Tenant's request, and Tenant will reimburse Landlord within fifteen (15) days for all costs incurred by Landlord with respect to such enforcement.

Lloyd's Parcel; provided, however, that Landlord, in its sole and absolute discretion reserves the right to restrict or eliminate use by Tenant of the parking spaces located on the Lloyd's Parcel, at any time and from time to time. Landlord may eliminate or restrict Tenant's use of parking on the Lloyd's Parcel and/or Penney's Premises, only if Landlord is so required to do so by a contract in existence as of the date hereof. In addition, in the event Landlord eliminates or restricts the right to utilize parking upon either such area, such restriction must apply to all tenants within the Project on a non-discriminatory basis. Furthermore, Tenant acknowledges that Landlord has no responsibility at all to Tenant as to the Lloyd's Parcel, and Tenant further acknowledges that any use of any portion of the Lloyd's Parcel by Tenant shall be at Tenant's risk and without responsibility or liability of Landlord. Tenant shall indemnify and hold Landlord harmless against any claims, losses or liabilities of any kind (including reasonable attorneys' fees) resulting from or related to any use by Tenant of any portion of the Lloyd's Parcel. In addition, Landlord has reserved a nonexclusive license for the benefit of tenants and occupants of the Project, for use of parking areas located on the area indicated as "Penney's" on Exhibit "A" hereto. However, the tenant occupying the Penney's premises has reserved the right to terminate such license by giving thirty (30) days prior written notice to Landlord. Landlord reserves the right, in its sole discretion, to restrict or eliminate any and all right to park on the Penney's premises at any time and from time to time, upon giving five (5) days written notice to Tenant of its election.

        10. PROPERTY TAXES

        10.1 Personal Property Taxes. Tenant shall pay, or cause to be paid before delinquency, any and all taxes levied or assessed during the term hereof upon all Tenant's leasehold improvements, equipment, furniture, fixtures and personal property located in the Premises; except that which has been paid for by Landlord, and is the standard of the Building. In the event any or all of the Tenant's leasehold improvements, equipment, furniture, fixtures and personal property shall be assessed and taxed with other property, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord in writing of a statement of the amount of such taxes applicable to Tenant's property. See Page 9a.

        11.   ALTERATIONS AND EQUIPMENT

        11.1. Tenant shall make no alterations, additions, changes or improvements to the Premises, without the prior written consent of Landlord, which may be given or withheld in Landlord's sole discretion, and Landlord may impose as a condition to such consent such requirements as Landlord in its sole discretion may deem necessary or desirable, including, without limiting the generality of the foregoing, requirements as to the manner in which, and the time or times at which, such work shall be done, and the right to approve the contractor selected by Tenant to perform such work, and the requirement that performance and completion bonds be provided by such approved contractor. SEE PAGE 9a.

        11.2. All alterations, decorations, additions and improvements made by Tenant shall be deemed to have attached to the realty and to have become the property of Landlord upon the expiration of the term hereof or upon earlier termination. Tenant shall not remove any of such alterations, decorations, additions and improvements, except that Landlord may designate by written notice to Tenant those alterations, decorations, additions and improvements which shall be removed by Tenant at Tenant's expense at the expiration or earlier termination of the term of this Lease, and Tenant shall promptly remove the same and repair any damage to the Premises caused by such removal. SEE PAGE 9a.

        11.3. If any alteration, addition, change or improvement shall be required by law, or by the requirements of any insurance company (as a condition to the issuance or continuation of insurance coverage) or the Pacific Fire Rating Bureau or any similar body to be made to the Premises by reason either
(a) of Tenant's failure to maintain the Premises in the manner required hereby, or (b) of Tenant's use of the Premises, a change in the manner or mode of Tenant's use of the Premises, or the location of partitions, trade fixtures or other contents of the Premises, then said alteration, addition, change or improvement, subject to the provisions of Section 11.1 hereof, shall be promptly made and paid for by Tenant.

        SEE PAGE 9a.

        12. LIENS

        12.1 Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. In the event that Tenant shall not, within thirty (30) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right to cause the same to be released by such means as it shall deem proper, including payment of or defense against the claim giving rise to such lien. All sums paid by Landlord shall become obligations of Tenant to pay an equivalent amount as additional rent, which additional rent shall be payable by Tenant on Landlord's demand with interest at a rate not to exceed the higher of (i) ten percent (10%) per annum, or (ii) five percent (5%) per annum plus the prevailing rate on the

                                                                              9a


CONTINUATION OF:

        10. PROPERTY TAXES

        (ADDITION OF):

        10.2 REAL PROPERTY TAXES.

        Tenant shall pay or cause to be paid prior to delinquency all Real Property taxes (as hereinafter defined) applicable to the Premises and the Building and underlying land.

        The term "Real Property Taxes" for the purpose of this Lease shall be such taxes as hereinbelow described and shall include the following by way of illustration, but not limitation: (i) any form of real estate taxes or assessments, general, special, ordinary or extraordinary; (ii) any other such taxes, charges and assessments which are levied with respect to the buildings and any improvements, fixtures and equipment and other property of Landlord, real or personal, located on the Project and the land upon which they are situated including any payments to any ground lessor in reimbursement of tax payments made by such lessor; (iii) fees or assessments for any governmental services to the Project; (iv) service payments in lieu of taxes; (v) dues or assessments payable to any property owners association due to Landlord's ownership of Project; (vi) any gross receipts tax and/or any tax which shall be levied in addition to or in lieu of real estate, possessory interest or personal property taxes under the Lease; (vii) any fees, expenses or costs incurred by Landlord in protesting any assessments, levies or the tax rate; and (viii) any and all taxes payable by Landlord (other than net income tax) whether or not now customary within the contemplation of the parties hereto: (a) upon, allocable to, or measured by or on the gross income tax, sales tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to receipt of such rent; or (b) upon or with respect to possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof including any sales, use or service tax imposed as a result thereof; or (c) upon or measured by Tenant's gross receipt or payroll or the value of Tenant's equipment, furniture, fixtures, or other personal property of Tenant or leasehold improvements, alterations additions, located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

        In the event the approximate area marked "Tenant's Building Parcel" on Exhibit "A" is assessed separately from other parcels, then Tenant shall be responsible for the payment of such entire tax bill and in such event real property taxes and assessments on the Project Common Area shall not be included in Tenant's Pro Rata Share of Operating Expenses.

        If however, "Tenant's Building Parcel" is not separately assessed, but is part of a larger parcel for assessment purposes (hereinafter referred to as the "Larger Parcel") "Real Property Taxes" applicable to the Premises shall mean a fractional portion of said Real Property Taxes on the Larger Parcel, the numerator of which shall be the Floor Area of the Premises and the denominator of which shall be the Floor Area of all buildings located in the Larger Parcel, included on the tax bill and in such event, real property taxes and assessments on the Project Common Area shall be included in Tenant's Pro Rata Share of Operating Expenses.

        Landlord shall periodically estimate the amount of Real Property Taxes payable pursuant to this Section 10.2. Tenant shall pay to Landlord monthly, together with the Minimum Rent, one-twelfth (1/12th) of such annual estimate. When the actual amount of Real Property Taxes payable hereunder by Tenant is determined, an appropriate lump sum adjustment shall be made between Landlord and Tenant to be paid by Tenant within ten (10) days after receipt of a statement therefor; but not earlier than thirty (30) days prior to the delinquency date of the respective tax bill.


CONTINUATION OF:

        11. ALTERATIONS AND EQUIPMENT

        (CONTINUATION of 11.1.) Notwithstanding the foregoing, Tenant shall be permitted to make nonstructural, interior alterations to the Premises which do not affect the mechanical, electrical or plumbing systems of the Premises and which cost Ten Thousand Dollars ($10,000.00) or less in the aggregate in any year without obtaining Landlord's approval. Prior to commencing any such work, Tenant shall advise Landlord of its intention to perform such work and the date of commencement. So long as Tenant uses a "Qualified Contractor" as defined in Exhibit "C", Landlord shall not require performance and completion bonds.

        (CONTINUATION of 11.2.) Tenant shall not be required to remove any alterations which were a part of the Premises on the date the Premises were delivered to Tenant. The restoration obligations of Tenant shall be deemed the condition of the Premises on the date of completion of Tenant's Work set forth in Exhibit "C", subject to specific requirements regarding the ATM, vault and night-drop depositary box set forth in Sections 11.4., 23.3., and 23.5. hereof.

        (ADDITION OF 11.4.) Tenant shall have the right to install a night-drop depositary box and one (1) automated teller machine ("ATM") on the exterior wall of the Building in a location reasonably approved by Landlord and otherwise in accordance with plans and specifications approved by Landlord. Such alterations shall conform to all applicable laws governing same. Upon expiration or earlier termination of the Lease, upon Landlord's request such night-drop box and ATM shall be removed by Tenant and Tenant shall restore the wall of the Building to match the surrounding area.

twenty-fifth (25th) day of the month preceding the date of execution of this Lease established by the Federal Reserve Bank of San Francisco on advances to member banks under Section 13 or 13(a) of the Federal Reserve Act as of such date, from the date due and payable until the same is paid in full but in no event greater than the maximum lawful rate. Tenant shall give Landlord no less than fifteen (15) days prior notice in writing before commencing construction of any kind on the Premises so that Landlord may post and maintain any notices required or permitted by law or which Landlord shall deem proper or necessary.

        13. MAINTAINING THE PREMISES

        13.1. TENANT'S MAINTENANCE AND REPAIR:

        13.1.2. If Tenant should fail or refuse to commence and complete repairs promptly and adequately, or to remove any lien, or pay any cost or expense, or otherwise to perform any act or obligation required of Tenant, Landlord may, but shall not be obligated to, do the same without further notice to Tenant; Tenant shall reimburse Landlord, as additional rent, for all costs and expenses of Landlord thereby incurred within five (5) days after receipt by Tenant from Landlord of a statement setting forth the amount of such costs and expenses. The failure by Tenant so to reimburse Landlord within such five (5) day period shall carry with it the same consequences as failure to pay rent.

        13.1.3. Tenant, at its own expense, shall install and maintain fire extinguishers within the Premises and other fire protective devices as may be required from time to time by Landlord, by any agency having jurisdiction, or by the insurance underwriters insuring the Premises.

        13.2. LANDLORD'S MAINTENANCE AND REPAIR:

Landlord need not make any improvements or repairs of any kind, and nothing contained in this Section 13.2 shall limit Landlord's right to reimbursement from Tenant for the cost of maintenance, repair and replacement as may be provided elsewhere in this Lease. Nothing in this Section 13.2 shall in any way limit or affect Landlord's right to receive from Tenant Tenant's Pro Rata Share of the Operating Costs of the Project Common Area. See Page 10a.

        13.2.2. Landlord may make such changes at any time and from time to time in or to the Budding and the Project and the fixtures and equipment thereof, and in the size, configuration, shape, location, number and extent of the common facilities, or any of them, all as Landlord may deem necessary or desirable in its sole discretion, and no such change shall entitle Tenant to any abatement of rent or other claim against Landlord; provided, however, such changes or alterations shall not deprive Tenant of reasonable access to or use of the Premises.

        13.2.3. Except as expressly provided in Articles 19 (Damage or Destruction) and 20 (Eminent Domain) below, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building, including the Premises, or any other portion of the Project, or in or to the fixtures, appurtenances and equipment therein; provided, however that in making such repairs, alterations or improvements, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant's business in the Premises.

                                                                             10a


CONTINUATION OF:

        13. MAINTAINING THE PREMISES

        13.1. TENANT'S MAINTENANCE AND REPAIR:

        (REPLACEMENT OF 13.1.1.) Except as provided in Paragraph 13.2 below, Tenant shall maintain the Building, building service equipment, exterior surfaces of exterior walls, glass, air conditioning and heating systems, electrical and mechanical systems, HVAC system and all other improvements comprising a part of the Premises, or within which the Premises are contained, in good and clean condition and repair at all times, in a manner fit and customary for a first-class office building in the Fremont area, and Tenant shall, at Tenant's sole cost and expense, and subject to compliance with all other provisions of this Lease, promptly make all required replacements and repairs thereto, interior or exterior, structural or nonstructural, and ordinary or extraordinary. Except as specifically set forth in Section 13.2.1, Landlord shall not be obligated (but shall have the right pursuant to Section 13.1.2) to repair, replace, maintain or alter the Premises, or the Building or improvements within which the Premises are located, and Tenant waives all laws, statutes and ordinances to the contrary. With regard to repairs, Tenant expressly waives any right pursuant to any law now existing, or which may be effective at any time during the term hereof, to make repairs at Landlord's expense, including without limitation, the provisions of Sections 1932(2), 1933(4), 1941 and 1942 of the California Civil Code, and any provisions amendatory thereof or supplemental thereto.

        Tenant shall, at Tenant's sole cost and expense, pay for and maintain a roof maintenance contract with a reputable roofing company, providing for an inspection of the roof and roof components no less frequently than annually and shall cause to be performed the periodic preventative roof maintenance needed to keep the roof in good condition and repair. Copies of such contracts, inspection reports and records of work performed shall be provided to Landlord upon request.

        13.2 LANDLORD'S MAINTENANCE AND REPAIR:

        (CONTINUATION OF 13.2.1.) Landlord shall be responsible to make any repairs to the structure, foundations and footings of the Premises and shall be responsible for replacement of the roof, if necessary, unless the need therefor is due to the negligent or willful acts of Tenant or the breach of the Lease by Tenant, in which event Tenant shall be responsible. Tenant shall provide written notice to Landlord of the need for any repairs or maintenance which are Landlord's responsibility.

        13.3 HVAC SYSTEM:

        Landlord warrants the compressor of the HVAC equipment for a period of one (1) year from the date the Premises are delivered to Tenant.

        At Tenant's sole cost and expense, Tenant shall contract for, pay for and maintain an HVAC contract with a reputable HVAC service company providing for an inspection of the HVAC and HVAC components no less frequently than quarterly and shall cause to be performed, at its expense, the periodic preventative HVAC maintenance needed to keep the HVAC system in good condition and repair.

        In the event the HVAC system or any major component thereof requires replacement, the cost of such replacement shall be amortized over the useful life of the major component and Tenant shall be responsible to pay only such amortized portion applicable to the Term of the Lease and the remainder shall be paid by Landlord. Prior to any replacement of such HVAC or component thereof, both Landlord and Tenant must agree that replacement is necessary using reasonable discretion and considering the advice of Tenant's HVAC service company.

        13.2.4. Tenant expressly waives and releases any and all rights Tenant may otherwise have to make repairs at Landlord's expense under Section 1942 of the California Civil Code, the provisions of Section 1932(1) of the California Civil Code, or the provisions of any other statute or rule of law now or hereafter in effect.

        13.3. ENTRY AND INSPECTION:

        13.3.1. Landlord shall at all reasonable times have the right to enter the Premises to inspect the same, to protect the interest of Landlord, to exhibit the Premises to prospective or actual purchasers or encumbrance holders (or, during the last one hundred eighty [180] days of the Lease Term or when an uncured default exists hereunder, to prospective tenants), to post notices of nonresponsibility, to alter, improve or repair the Premises or any other portion of the Building, as otherwise permitted hereunder, all without being deemed liable for an eviction of Tenant and without abatement of rent, except as expressly provided elsewhere in this Lease, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that the business of Tenant shall be interfered with as little as is reasonably practicable. If major work or repairs are required to be performed during normal business hours, Landlord and Tenant shall agree on a mutually convenient time to minimize disruption to Tenant's normal business activities. If during the last month of the term hereof Tenant shall have removed substantially all of Tenant's property and personnel from the Premises, Landlord may enter the Premises to repair, alter and redecorate the same, without abatement of rent and without liability to Tenant, and such acts shall have no effect on this Lease. Tenant hereby waives any claim for damages or abatement of rent for any injury, inconvenience to or interference with Tenant's business, loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby; provided, however, this provision shall not excuse Landlord for its negligence or willful misconduct. Landlord shall not have direct access to any keys to the Premises. Tenant shall provide to Landlord the name or names of security personnel who can be reached on an emergency basis to obtain access to the Premises on an emergency basis. Landlord shall have the right to use any and all means which Landlord may deem proper to open such doors in an emergency in order to obtain entry to the Premises, and no such entry to the Premises shall be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises, or any portion thereof. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations, or decoration except as otherwise expressly agreed to be performed by Landlord, or as caused by Landlord's own negligent acts or willful misconduct.

        13.3.2. Nothing contained in this Lease shall be deemed to constitute an actual or constructive eviction nor relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any government or other authority. Nothing contained herein shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever to Tenant, whether for the care, supervision or repair of the Building, or any part thereof, or any other portion of the Project, or otherwise, except as may be specifically provided in this Lease.

        14. ASSIGNMENT AND SUBLETTING

        14.1. PROHIBITION AND CONSENT:

        14.1.1. PROHIBITION: Tenant shall not, either voluntarily or by operation of law, assign, sublet, sell, encumber, mortgage, pledge or otherwise transfer all or any part of the Premises or Tenant's leasehold estate hereunder, or permit the Premises to be occupied by anyone other than Tenant or Tenant's employees, without Landlord's prior written consent in each instance. Any assignment or subletting which is not in compliance with this Article 14 shall be void, shall confer no rights upon any third party and, at the option of Landlord, shall constitute a material default by Tenant under this Lease. Consent by Landlord to one or more assignments of this Lease or to one or more sublettings of the Premises shall not operate to prejudice or affect in any way Landlord's rights hereunder as to any subsequent subletting or assignment, or to exhaust Landlord's rights under this
Article 14. If Tenant is a corporation which, under the then-current guidelines published by the Commissioner of Corporations of the State of California, is not deemed a public corporation, or is an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of twenty-five percent (25%) of the amount then outstanding shall be deemed an assignment within the meaning and provisions of this Section.

        14.1.2. REQUIRED INFORMATION: If the Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord (i) the name of the proposed subtenant or assignee; (ii) the nature of the proposed subtenant's or assignee's business to be carried on in the Premises; (iii) the terms and provisions of the proposed sublease or assignment;
(iv) such financial information as Landlord may reasonably request concerning the proposed subtenant or assignee; and (v) such information as Landlord may reasonably request regarding the business experience of the proposed subtenant or assignee during the preceding five (5) years.

        14.1.3. LANDLORD OPTIONS: At any time within thirty (30) working days after Landlord's receipt of the information specified in Section 14.1.2 above, Landlord may by written notice to Tenant elect to (i) consent to the subletting or assignment and to the subtenant or assignee proposed, subject to the condition that Tenant pay to Landlord upon receipt fifty percent (50%) of any and all amounts (a) by which the basic rent and additional rent paid by such subtenant exceeds the sum of the rent and additional rent to be paid by Tenant to Landlord for such space under this Lease, or (b) received by Tenant from such assignee; (ii) refuse to give its consent, specifying in reasonable detail the reasons therefor; (iii) sublease the Premises or portion thereof so proposed to be subleased by Tenant or take an assignment of Tenant's leasehold estate hereunder or such part thereof as shall be specified in said notice upon the same terms (excluding terms relating to purchase of personal property, the use of Tenant's name or the continuation of Tenant's business) as those offered to the proposed subtenant or assignee, as the case may be; or (iv) terminate this Lease as to the portion of the Premises so proposed to be subleased or assigned with a proportionate abatement of the rent payable hereunder, effective as of the effective date of the proposed sublease or assignment. Any recapture, direct Lease, termination or similar provisions shall not be applicable to a subletting of less than all of the Premises ("Recapture"). If a permitted Recapture occurs, Tenant shall be released from all liability thereafter accruing relating to that portion of the Premises recaptured. Unless Landlord exercises its rights under clauses (i), (iii) or (iv) above, Landlord shall not unreasonably refuse to give its consent under clause (ii) above. Landlord may exercise its rights under clauses (i), (iii) or (iv) above in its sole discretion and for any reason or reasons deemed sufficient by Landlord without regard to any objective standard of reasonableness. No assignment or subletting consented to by Landlord shall impair or diminish any covenant, condition or obligation imposed upon Tenant by this Lease or any right, remedy or benefit afforded Landlord by this Lease. If Landlord consents to any assignment or subletting, Tenant may within ninety
(90) days after the date of Landlord's consent, enter into a valid assignment or sublease of the Premises or portion thereof upon the terms and conditions described in the information required to be furnished by Tenant to Landlord pursuant to Section 14.1 above, or upon other terms not more favorable to Tenant; provided, however, that any material change in such terms shall be subject to Landlord's consent as provided in this Section 14.1. Failure of Landlord to exercise any option set forth in clauses (i) through (iv) above within the thirty (30) day period for Landlord's notice shall be deemed refusal by Landlord to consent to the proposed subletting or assignment. SEE PAGE 12a.

        14.2. NO RELEASE OF TENANT: No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. Each assignee or transferee, other than Landlord, shall assume, as provided above, all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the rent, and for the due performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the term of this Lease. No assignment shall be binding on Landlord unless such assignee or Tenant shall deliver to Landlord a counterpart of such assignment which contains a covenant of assumption by the assignee satisfactory in substance and form to Landlord consistent with the requirements of this Article 14, but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above. The acceptance of any payment due hereunder by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment or subletting.

                                                                             12a


CONTINUATION OF:

        14. ASSIGNMENT AND SUBLETTING

        (CONTINUATION OF 14.1.3. - LANDLORD OPTIONS) Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right, without the prior consent of Landlord, to assign this Lease or sublet the Premises without any recapture right and without any profit sharing by Landlord to a corporation which: (i) is Tenant's parent organization; or (ii) is a wholly-owned subsidiary of Tenant; (iii) a holding company of Tenant or a subsidiary of a holding company of Tenant (for purposes of this Section 14.1.3 subsidiary means 25% or more of the stock is owned or controlled by such entity); or (iv) is a corporation of which Tenant owns in excess of fifty percent (50%) of the outstanding capital stock; or (v) is a Federally or State chartered bank, or a parent holding company of a Federally or State chartered bank, which acquires Tenant or a permitted transferee hereunder, or which acquires the banking business being conducted upon the Premises, or (vi) as a result of a consolidation or merger with Tenant or Tenant's parent corporation, shall own all the capital stock of Tenant or Tenant's parent corporation. Any transfer pursuant to the above shall be subject to all of the terms, covenants and conditions of the Lease and such assignee, sublessee or transferee shall expressly assume the obligations of Tenant under the Lease by a document reasonably satisfactory to Landlord; the resulting entity pursuant to (vi) above shall have a net worth equal to or greater than the aggregate net worth of Tenant as of the date of this Lease.

     14.3. TRANSFER FEE: If Landlord consents to an assignment, sublease or any other transfer by Tenant of all or a portion of Tenant's interest under this Lease, Tenant shall pay, or cause to be paid, in each case a transfer fee of $250.00 in connection with the processing, documentation and other administrative costs thereof.

     14.4. LEASE NOT SUBJECT TO LEVY: This Lease and the interest of Tenant hereunder shall not, without Landlord's written consent, be subject to garnishment or sale under execution in any proceeding or action brought against or by Tenant.

     15. LIABILITY INSURANCE

     15.1. Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance for not less than the amount stated in item No. 11 of the Basic Lease Provisions insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Landlord may also require, in its sole discretion, that Tenant increase the amount of such liability insurance, from time to time, based upon the reasonable opinion by Landlord's independent insurance advisor and after taking into consideration such factors as inflation, increased damage awards, and other factors deemed relevant by Landlord. Any such increase shall be customary and reasonable in keeping with liability coverage of other similarly situated tenants. The limit of said insurance shall not, however, limit the liability of the Tenant hereunder. Tenant may carry said insurance under a blanket policy; providing, however, that said insurance by Tenant shall have a Landlord's protective liability endorsement attached thereto, shall provide that it may not be cancelled or reduced without at least thirty (30) days prior written notice to Landlord, and shall otherwise be in a form and from an insurer acceptable to Landlord. Executed copies of such policies of insurance or certificates thereof shall be delivered to Landlord within ten (10) days after the Premises are delivered to Tenant and Tenant shall, at least thirty
(30) days prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant does not take out and/or maintain such insurance, Landlord may (but shall not be required to) procure such insurance on Tenant's behalf and charge Tenant, as additional rent the premiums plus a twenty-five percent (25%) handling charge.

     16.  CASUALTY RISK

     16.1. Any damage to the Building or the Building equipment in and upon the Premises resulting from fire, explosion or other casualty shall be insured against by Tenant as provided in Section 19.1 of this Lease in such amounts as Landlord shall deem reasonable. Any loss or damage by theft, fire, explosion or other casualty to the contents of the Premises belonging to Tenant, shall be at the sole risk of Tenant. Landlord shall not be obligated to carry insurance on Tenant's property or equipment.

     17.  HOLD HARMLESS   See Page 13a.

     17.2. EXEMPTION OF LANDLORD FROM LIABILITY: Except for the gross negligence or willful misconduct of Landlord, its agents, employees or contractors, or breach of this Lease by Landlord, Landlord shall not be liable for any injury or damage which may be sustained to the person, goods, wares, merchandise or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises caused by or resulting from fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures located therein, whether the damage or injury results from conditions arising upon the Premises or upon the Building, or the common facilities, or from other sources. Except for the gross negligence or willful misconduct of Landlord, its agents, employees or contractors, or breach of this Lease by Landlord, Landlord shall not be liable for any damages arising from any act or neglect of any other tenant or occupant of the Project.

                                                                             13a


17.1 INDEMNITY

REPLACEMENT OF:

17.1.1 INDEMNIFICATION BY TENANT (PREMISES)

        Except for the willful acts, omissions or negligence of Landlord, Tenant agrees to indemnify, defend and hold harmless Landlord, its agents and employees from and against any and all expense, liability and claims for damage to or loss of property (including Tenant's property) or injury to or death of persons (including Tenant, its agents, employees, visitors, licensees, or invitees) directly or indirectly resulting from any cause on or about the Premises, or in connection with the maintenance or operation of Tenant's business, or Tenant's occupation or use of the Premises. Tenant shall discharge any judgment or compromise rendered against or suffered by Landlord as a result of anything indemnified against hereunder and shall reimburse Landlord for any and all costs, fees, or expenses incurred or paid by Landlord (including, without limitation, reasonable attorneys' fees), in connection with the defense of any action or claim resulting therefrom.

ADDITION OF:

17.1.2. INDEMNIFICATION BY LANDLORD (COMMON AREA)

        Except for the willful acts, omissions or negligence of Tenant, Landlord agrees to indemnify, defend and hold harmless Tenant, its agents and employees from and against any and all expense, liability and claims for damage to or loss of property or injury to or death of persons (including Landlord, its agents, employees, visitors, licensees, or invitees) directly or indirectly resulting from any cause on or about the Common Area or Project (except the Premises), or in connection with the maintenance or operation of the Common Area or Project (except the Premises). Landlord shall discharge any judgment or compromise rendered against or suffered by Tenant as a result of anything indemnified against hereunder and shall reimburse Tenant for any and all costs, fees, or expenses incurred or paid by Tenant (including, without limitation, reasonable attorneys' fees), in connection with the defense of any action or claim resulting therefrom.

     18.   SUBROGATION

     18.1. Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage and other property insurance existing for the benefit of the respective parties. Each party shall obtain any special endorsements, if required by its insurer, to evidence compliance with the aforementioned waiver.

     19.   DAMAGE OR DESTRUCTION

     19.1. PROPERTY INSURANCE: Landlord shall at all times during the term of this Lease maintain in effect a policy or policies of insurance covering the Building providing protection against the perils included from time to time in the designation "all risk", including the perils of earthquake and flood, as well as rent insurance. SEE PAGE 14a. Landlord shall maintain during the Lease Term hazard and casualty insurance, as well as public liability insurance (with liability limits reasonable and customary for a similar project), upon the common facilities. Tenant's Pro-Rata Share of all such insurance shall be paid by Tenant as provided by Article 4 hereof.

     19.2. INSURED OR MINOR DAMAGE: If at any time during the term hereof, the Building of which the Premises are a part is destroyed or damaged and either
(i) such damage is not "substantial" as that term is hereinafter defined, or
(ii) such damage was caused by casualty insured against under Section 19.1, then Landlord shall diligently repair such damage utilizing insurance proceeds available for such restoration, and this Lease shall continue in full force and effect. In determining whether Landlord has proceeded diligently, the availability of the insurance proceeds shall be a major factor. Landlord shall not be required to expend funds for restoration of the Premises in excess of insurance proceeds received for such work. Landlord shall not be required to restore Tenant's leasehold improvements to the Premises, all of which shall be Tenant's responsibility.

     19.3. PARTIAL DESTRUCTION OF THE BUILDING: SEE PAGE 14a

     19.4. MAJOR DAMAGE: Without limiting the provisions of Paragraph 19.3., if at any time during the term hereof the Building is destroyed or damaged, and if such damage is "substantial" as that term is hereinafter defined, and such damage or destruction was caused by a casualty not insured against under Section 19.1, then Landlord may at its option either (a) repair such damage as soon as reasonably possible utilizing insurance proceeds available for such restoration, in which event this Lease shall continue in full force and effect, or (b) cancel and terminate this Lease as of the date of the occurrence of such damage, by giving written notice of its election to do so within ninety (90) days after the date of occurrence of such damage. Landlord shall not be required to expend funds for restoration of the Premises in excess of insurance proceeds received for such work. Landlord shall not be required to restore Tenant's leasehold improvements to the Premises, all of which shall be Tenant's responsibility.

     19.6. DEFINITIONS:

           (a) For the purpose of this Article, "substantial" damage to the Building shall be deemed to be damage, the estimated cost of repair of which exceeds one-third (1/3rd) of the then-estimated replacement cost of the Building, exclusive of foundations.

           (b) The determination in good faith by Landlord of the estimated cost of repair of any damage and/or of the estimated replacement cost of the Building, shall be conclusive for the purpose of this Article.

     19.7. ABATEMENT OF RENT: Subject to Landlord's actual receipt of all proceeds from any rent insurance, during the period of any repair or restoration undertaken pursuant to Sections 19.3 and 19.4 above, an abatement of rent shall be made proportionate to the time during which, and to the extent which, the Premises or a portion thereof shall have been rendered untenantable; provided, however, that in the event of a partial destruction or damage to the Premises which enables Tenant to continue to use all or part thereof, Landlord agrees in making said repairs or restoration to take such steps as shall be reasonably necessary to avoid an unreasonable interference with the continued use of the Premises by Tenant.

                                                                             14a

CONTINUATION OF:

        19. DAMAGE OR DESTRUCTION

        (INSERT TO 19.1. - PROPERTY INSURANCE) Landlord shall be required to carry flood insurance only if the Premises are located in an applicable flood hazard zone. If the Premises are not now in a flood hazard zone but during the term of the Lease, the flood hazard zone is expanded to include the Premises, Landlord shall carry such flood insurance. Tenant shall reimburse Landlord for its Pro-Rata Share of such property insurance within thirty (30) days following receipt of an invoice therefor from Landlord. Tenant's Pro-Rata Share of such property insurance shall be a fraction, the numerator of which is the Floor Area of the Premises and the denominator of which is the Floor Area included in Landlord's insurance policy covering the Premises. [ILLEGIBLE] Parcel is not insured under one policy with the remainder of the Project, the cost to Tenant shall be equal to or less than the cost that would otherwise be incurred if the entire Project were billed under one policy. If the cost of such separate policies is more than one policy covering the entire Project, Landlord shall be responsible for the difference in cost.

        (CONTINUATION OF 19.3. - PARTIAL DESTRUCTION OF THE BUILDING) In the event that there is any damage to the Premises or any portion of the Building which renders the Premises substantially unusable by Tenant for Tenant's normal business purposes, and such damage or destruction cannot reasonably be repaired within two hundred seventy (270) days from the date of such damage or destruction (or within one hundred twenty (120) days if the damage occurs within the last one (1) year of the Lease Term and there exists no further options to extend or there so exists an option and Tenant elects not to exercise such option within thirty (30) days of the date of such damage), Landlord or Tenant may elect to terminate this Lease upon thirty (30) days written notice to the other, such notice to be sent within thirty (30) days of the date the party electing to terminate becomes aware of the estimated time to restore or repair such damage. During the period of any such damage Tenant's obligation to pay rent and other monetary obligations shall be abated to the extent that the Premises, or a portion thereof, are reasonably unusable by Tenant for Tenant's normal business operations.

        Notwithstanding the foregoing, Tenant shall have the right to terminate the Lease only if Tenant can demonstrate to Landlord that it cannot effectively operate in the remainder of the Premises and only if Landlord is unable to provide alternative space in the Project reasonably suitable to enable Tenant to operate its business until restoration is complete.

        19.8. TENANT'S WAIVER: With respect to any damage or destruction that Landlord is obligated to repair or may elect to repair under the terms of this Lease, Tenant hereby waives the provisions of any law, regulation or ordinance permitting a termination of a lease upon the complete or partial destruction of the Premises.

        20. EMINENT DOMAIN

        20.1. DEFINITION OF TERMS: The term "TOTAL TAKING" as used in this Article means the taking of the entire Premises under the power of eminent domain or a taking of so much of the Premises as to prevent or substantially impair the conduct of Tenant's business therein. The term "PARTIAL TAKING" means the taking of a portion of the Premises which does not constitute a total taking.

        20.2. TOTAL TAKING: If during the term hereof there shall be a total taking by public authority under the power of eminent domain, then the leasehold estate of Tenant in and to the Premises shall cease and terminate as of the date actual physical possession thereof shall be so taken.

        20.3. PARTIAL TAKING: If during the term of this Lease there shall be a partial taking of the Premises, this Lease shall terminate as to the portion of the Premises taken upon the date upon which actual possession of such portion of the Premises is taken pursuant to such eminent domain proceedings, but the Lease shall continue in force and effect as to the remainder of the Premises. The Minimum Rent payable by Tenant for the balance of the term of this Lease, including adjustments, if any, shall be abated in the ratio that the square footage of Floor Area of the Premises taken bears to the Floor Area of the Premises at the time of such taking. Notwithstanding the foregoing, any taking of the common facilities, or any portion thereof, shall not result in any adjustment to rent or any other amounts payable by Tenant to Landlord hereunder, nor shall Tenant be relieved of any obligation hereunder by virtue of such taking.

        20.4. ALLOCATION OF AWARD: All compensation and damages awarded for the taking of the Premises, or any portion or portions thereof, shall, except as otherwise herein provided, belong to and be the sole property of Landlord, and Tenant shall not have any claim or be entitled to any award for diminution in value of its leasehold hereunder or for the value of any unexpired term of this Lease; provided, however Tenant shall be entitled to any award that may be made for the taking of or injury to or on account of any cost or loss Tenant may sustain in the removal of Tenant's fixtures, equipment and furnishings, provided the same does not diminish Landlord's award. See Page 15a.

        20.5. VOLUNTARY SALES: A voluntary sale by Landlord to any public body or agency having power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed to be a taking under the power of eminent domain for the purposes of this Article.

        20.6. See Page 15a.

        21. OFFSET STATEMENT, ATTORNMENT AND SUBORDINATION

        21.1. OFFSET STATEMENT: Tenant shall, at any time and from time to time, upon not less than twenty (20) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing substantially in the form of Exhibit "E" hereto (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the Minimum Rent and other amounts payable hereunder are paid, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be relied upon by any prospective purchaser, encumbrancer or ground lessor of the real property of which the Premises are a part. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one month's Minimum Rent has been paid in advance.

        21.2. ATTORNMENT: In the event any proceedings are brought for the foreclosure of, or in the event of the conveyance of deed in lieu of foreclosure of, or in the event of exercise of the power of sale under, any mortgage and/or deed of trust made by Landlord covering the Premises, or in the event Landlord sells, conveys or otherwise transfers its interest in the Premises, Tenant hereby attorns to, and covenants and agrees to execute an instrument in writing reasonably satisfactory to the new owner whereby Tenant attorns to such successor in interest and recognizes such successor as the landlord under this Lease.

        21.3. SUBORDINATION: Tenant agrees that this Lease shall, at the request of the Landlord, be subordinate to any mortgages or deeds of trust that are or may hereafter be placed upon the Premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals,

                                                                             15a


CONTINUATION OF:

        20. EMINENT DOMAIN

        (CONTINUATION OF 20.4. - ALLOCATION OF AWARD) Notwithstanding the foregoing, Tenant shall have the right to prosecute a separate award from the condemning authority for its relocation costs, moving costs, its fixtures, equipment and furnishings, the unamortized value of leasehold improvements made to the Premises by Tenant and paid for by Tenant, amortized on a straight-line basis over the initial Term of the Lease, and any other award except the bonus value of the Lease which shall belong entirely to Landlord.


ADDITION OF:

        20.6 TERMINATION OPTION: In the event of a partial taking of the Premises or the common areas or common facilities, which taking, in Tenant's good faith and reasonable opinion, substantially and materially interferes with Tenant's use of the Premises, parking or access to the Premises, Tenant may terminate the Lease upon written notice to Landlord given within sixty (60) days of the taking. Notwithstanding the foregoing, Tenant shall have the right to terminate the Lease (i) for a partial taking of the Premises, only if Tenant can demonstrate to Landlord that it cannot effectively operate in the remainder of the Premises, or (ii) for a partial taking of the common areas or common facilities, only if Landlord is unable to provide alternative parking and access to the Premises reasonably suitable to enable Tenant to operate its business, it being acknowledged that parking is a critical factor to Tenant in entering into this Lease.

replacements and extensions thereof, provided the mortgagees or beneficiaries named in said mortgages or trust deeds shall agree to recognize the interest of Tenant under this Lease in the event of foreclosure, if Tenant is not then in default.

        22. DEFAULT

        22.1. DEFAULT BY TENANT: Should Tenant at any time be in default with respect to any rental payments or other charges payable by Tenant, and should such default continue for a period of ten (10) days after written notice from Landlord to Tenant; or should Tenant be in default in the prompt and full performance of any other of its promises, covenants or agreements herein contained and should such default or breach of performance continue for more than thirty (30) days after written notice thereof from Landlord to Tenant specifying the particulars of such default or breach of performance; or should Tenant vacate or abandon the Premises; then Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease, and in addition to any or all other rights or remedies of Landlord and by law provided, it shall be, at the option of Landlord, without further notice or demand of any kind to Tenant or any other person:

                (a) The right of Landlord to declare the term hereof ended and to reenter the Premises and take possession thereof and remove all persons therefrom, and Tenant shall have no further claim thereon or hereunder, or

                (b) The right of Landlord without declaring the term of this Lease ended to reenter the Premises and occupy the whole or any part thereof for and on account of Tenant and to collect any unpaid rentals and other charges, which have become payable, or which may thereafter become payable; or

                (c) The right of Landlord, even though it may have reentered the Premises, to thereafter elect to terminate this Lease and all of the rights of Tenant in or to the Premises.

        Should Landlord have reentered the Premises under the provisions of subparagraph (b) above, Landlord shall not be deemed to have terminated this Lease, or the Liability of Tenant to pay any rental or other charges thereafter accruing, or to have terminated Tenant's liability for damages under any of the provisions hereof, by any such reentry or by any action, in unlawful detainer or otherwise, to obtain possession of the Premises, unless Landlord shall have notified Tenant in writing that it has so elected to terminate this Lease, and Tenant further covenants that the service by Landlord of any notice pursuant to the unlawful detainer statutes of the State where the Project is situated and the surrender of possession pursuant to such notice shall not (unless Landlord elects to the contrary at the time of or at any time subsequent to the serving of such notices and such election is evidenced by a written notice to Tenant) be deemed to be a termination of this Lease. In the event of any entry or taking possession of the Premises as aforesaid, Landlord shall have the right, but not the obligation, to remove therefrom all or any part of the personal property located therein and may place the same in storage at a public warehouse at the expense and risk of Tenant.

        Should Landlord elect to terminate this Lease pursuant to the provisions of subparagraph (a) or (c) above, Landlord may recover from Tenant as damages, the following:

                (i) The worth at the time of award of any unpaid rental which had been earned at the time of such termination; plus

                (ii) the worth at the time of award of the amount by which the unpaid rental which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided, plus

                (iii) the worth at the time of award of the amount by which the unpaid rental for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, plus

                (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of business would be likely to result therefrom, including, but not limited to, any costs or expenses incurred by Landlord in (a) retaking possession of the Premises, including reasonable attorneys' fees therefor, (b) maintaining or preserving the Premises after such default (c) preparing the Premises for reletting to a new tenant, including repairs or alterations to the Premises for such reletting, (d) leasing commissions, or (e) any other costs necessary or appropriate to relet the Premises; plus

                (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State where the Project is situated.

        As used in subparagraphs (i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the maximum lawful rate. As used in subparagraph (iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank situated nearest to the location of the Project at the time of award plus one percent (1%).

        Any reference in this Lease to a default by Tenant shall be deemed to mean an uncured default pursuant to this Section 22.1. of the Lease.

        For all purposes of this Article 22 only, the term "rental" shall be deemed to be the Minimum Rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease. All such sums, other than the Minimum Rent, shall be computed on the basis of the average monthly amount thereof accruing during the immediately preceding sixty (60) month period, except that if it becomes necessary to compute such rental before such a sixty (60) month period has occurred then such rental shall be computed on the basis of the average monthly amount hereof accruing during such shorter period.

        Notwithstanding any other provisions of this Article, Landlord agrees if the default complained of, other than for the payment of monies, is of such a nature that the same cannot be rectified or cured within the period requiring such rectification or curing as specified in the written notice relating thereto, then such default shall be deemed to be rectified or cured if Tenant within such period shall have commenced the rectification and curing thereof and shall continue thereafter with all due diligence to cause such rectification and curing and does so complete the same with the use of such diligence as aforesaid.

        The remedies given to Landlord in this Article 22 shall be in addition and supplemental to all other rights or remedies which Landlord may have under laws then in force.

        The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rental hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rental. No term, covenant or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord.

        22.2. DEFAULT BY LANDLORD: Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after written notice by Tenant to Landlord (and concurrently therewith, written notice to any mortgagee or beneficiary of any mortgage or deed of trust, the name and address of which shall have theretofore been furnished to Tenant in writing) specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for Landlord's performance, then Landlord shall not be deemed to be in default if Landlord shall commence such performance within thirty (30) days after such notice by Tenant and thereafter diligently prosecute the same to completion. Such mortgagee or beneficiary shall have the same right to cure on behalf of Landlord as is available to Landlord hereunder.

        23. END OF TERM

        23.1. HOLDING OVER: This Lease shall terminate and become null and void without further notice upon the expiration of the term hereof, and any holding over by Tenant after such expiration shall not constitute a renewal or extension hereof or give Tenant any rights under this Lease, except when in writing signed by both parties hereto or as otherwise herein provided. If Tenant shall hold over for any period after the expiration of the term, Landlord may, at its option, treat Tenant as a tenant at sufferance, commencing on the first
(1st) day following the expiration of this Lease and subject to all of the terms and conditions herein contained, except that the monthly rental shall be one hundred twenty-five percent (125%) of the total monthly rental applicable at the date of expiration. Provided, however, if Landlord and Tenant are negotiating in good faith for an extension or renewal of the Lease, the monthly rent shall remain the same as the last year of the Term, during any negotiation period. At such time that an extension or renewal lease is executed by both parties, all of its terms and provisions, including rent, shall be retroactive to the day following expiration of the Lease, unless otherwise expressly agreed. If negotiations cease, Tenant shall surrender and vacate the Premises within five (5) days after such cessation, failing which the holdover provisions shall resume. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claims made by any succeeding tenant founded on or resulting from such failure to surrender. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a consent to a holdover hereunder or result in a renewal of this Lease. The foregoing provisions of this Section are in addition to and do not affect Landlord's right of re-entry or any other rights of Landlord hereunder or as otherwise provided by law or in equity.

        23.2. MERGER ON TERMINATION: The voluntary or other surrender of this Lease by Tenant, or a mutual termination thereof, shall not work a merger, and shall at the option of Landlord terminate any or all existing subleases or subtenancies affecting the Premises except to the extent that Landlord at its option expressly elects in writing to treat such surrender or termination as an assignment to Landlord of such subleases or subtenancies.

        23.3. SURRENDER OF PREMISES, REMOVAL OF PROPERTY: Upon the expiration of the term of this Lease, or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order, condition and repair as when received or as thereafter improved by Landlord or Tenant, reasonable wear and tear, and repairs which are Landlord's obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, all furniture, equipment, business and trade fixtures, free-standing cabinet work and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and all similar articles of any other persons claiming under Tenant unless Landlord exercises its option to have any subleases or subtenancies assigned to it. Tenant shall repair all damage to the Premises resulting from such removal, which repair shall include the patching and filling of holes and repair of structural damage caused by removal of property by Tenant. In the event that Tenant shall fail to comply with the provisions of this Section 23.3, Landlord may make such repairs and the cost thereof shall be additional rent payable by Tenant upon demand. Upon expiration or earlier termination of this Lease, if requested by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in and to the Premises by reason of this Lease. Landlord shall have the right to require Tenant to remove any vault in the Premises and to restore the wall, slab and floor to match the surrounding area. In no event shall Tenant remove the vault-door and leave the vault in place.

        23.4. REMAINING PROPERTY: Whenever Landlord shall re-enter the Premises as provided in this Lease, any property not removed by Tenant as provided in this Lease, shall be considered abandoned and Landlord may retain and use the same as its own property in every respect, or at its option may remove any or all of such items and dispose of the same in any manner or store the same in a public warehouse or elsewhere for the account and at the expense and risk of Tenant. If Tenant shall fail to pay the cost of storing any such property after it has been stored for a period of thirty (30) days or more, Landlord at its option may sell any or all of such property at public or private sale, in such manner and at such times and places as Landlord, in its sole discretion, may deem proper, without notice to or demand upon Tenant for the payment of all or any part of such charges or the removal of any such property. Landlord shall apply the proceeds of such sale, first, to the cost and expense of such sale, including reasonable attorneys' fees actually incurred; second, to the payment of costs of or charges for storing any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms hereof; and fourth, the balance, if any, to Tenant. Tenant hereby waives all claims for damages that may be caused by Landlord's re-entering and taking possession of the Premises or removing and storing the property of Tenant as herein provided, and Tenant shall indemnify and hold harmless Landlord therefrom, and no such re-entry shall be considered or construed to be a forcible entry.

        23.5. AFFIXED PROPERTY: All fixtures, equipment, alterations, additions, improvements and/or appurtenances attached to or built into the Premises prior to or during the term hereof, whether by Landlord at its expense, or by or at the expense of Tenant, or both, shall be and remain part of the Premises and shall not be removed by Tenant at the end of the term hereof unless otherwise expressly provided for in this Lease or unless such removal is required by Landlord pursuant to the provisions of Article 11 hereof. Landlord shall have the right to require Tenant to remove any vault in the Premises and to restore the wall, slab and floor to match the surrounding area. In no event shall Tenant remove the vault-door and leave the vault in place. Such fixtures, equipment, alterations, additions, improvements and/or appurtenances shall include, without limitation, floor coverings, drapes, paneling, molding, built-in cabinets, doors, vaults (exclusive of vault doors), plumbing, electrical, communications, and lighting systems, silencing equipment, all fixtures and outlets for the systems mentioned above and for all telephone, radio, telegraph and television purposes, and any special flooring or ceiling installations.

24. PAYMENTS AND NOTICES

        24.1. All rents and other sums payable by Tenant to Landlord hereunder shall be paid, without deduction or setoff, in lawful money of the United States to Landlord at its address set forth in item No. 12 of the Basic Lease Provisions, or at such other place as Landlord may hereafter designate in writing. Unless this Lease expressly provides otherwise, such payments shall be due and payable five (5) days after demand without any deductions or setoffs. All payments requiring proration shall be prorated on the basis of a thirty (30) day month and a 360-day year. Any notice, election, demand, consent, approval or other communication to be given or other document to be delivered by either party to the other hereunder may be delivered in person to an officer or duly authorized representative of the other party, or may be deposited in the United States mail, duly registered or certified, postage prepaid, return receipt requested, and addressed to the other party at such address set forth in item No. 12 of the Basic Lease Provisions hereof, or if to Tenant, at such address or, from and after the Commencement Date, at the Premises (whether or not Tenant has departed from, abandoned or vacated the Premises). Either party may from time to time, by written notice to the other, served in the manner herein provided, designate a different address. If any notice or other document is sent by mail as aforesaid, the same shall be deemed served or delivered forty-eight (48) hours after the mailing thereof. If more than one Tenant is named under this Lease, service of any notice upon any one of said tenants shall be deemed as service upon all of them.

     25.  BROKER'S COMMISSION

     25.1. The parties recognize as the broker(s) who negotiated this Lease the firm(s), if any, whose name(s) is(are) stated in item No. 10 of the Basic Lease Provisions, and agree that the party designated in such item shall be solely responsible for the payment of brokerage commissions to said broker(s), and that the other party shall have no responsibility therefor unless otherwise provided in this Lease. Tenant warrants that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease, and Tenant agrees to indemnify and hold Landlord harmless form any cost, expense or liability (including reasonable attorneys' fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by Tenant in connection with the negotiation of this Lease. The foregoing agreement shall survive the termination of this Lease.

     26.  RULES AND REGULATIONS

     26.1. Tenant agrees to comply with and observe such reasonable rules and regulations as may hereafter be established by Landlord from time to time, whether with regard to the Project, the common facilities, or otherwise, provided the same shall apply uniformly to all tenants of the Project.
Tenant's failure to keep and observe said rules and regulations shall constitute a breach of the terms of this Lease in the same manner as if the rules and regulations were contained herein as covenants. In the case of any conflict between said rules and regulations and a provision of this Lease, such provision of this Lease shall be controlling.

     27.  QUIET ENJOYMENT

     27.1. Landlord covenants that, so long as Tenant is not in default hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease, and any mortgage and/or deed of trust to which this Lease is subordinate.

     28.  MISCELLANEOUS

     28.1. WAIVER: One or more waivers of a breach of any covenant or condition by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant or condition, and the consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary Landlord's consent or approval to or of any subsequent similar act by Tenant. No breach by Tenant of a covenant or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord. The rights and remedies of Landlord under this Lease shall be cumulative and in addition to any and all other rights and remedies which Landlord has or may have.

     28.2. ENTIRE AGREEMENT: This Lease and the exhibits hereto cover in full each and every agreement of every kind or nature whatsoever between the parties hereto concerning the Premises, and all preliminary negotiations and agreements of whatsoever kind, except those contained herein, are superseded and of no further force or effect. No person, firm or entity has, or at any time had, any authority from Landlord to make any representations or promises on behalf of Landlord, and Tenant expressly agrees that if any such representations or promises have been made by Landlord or by any other person, firm or entity, Tenant hereby waives all right to rely thereon. No verbal agreement or implied covenant shall be held to vary the provisions hereof, any statute, law or custom to the contrary notwithstanding. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

     28.3. RELATIONSHIP OF PARTIES: Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

      28.4. DELAYS: In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any work or in performing any act required hereunder by reason of strikes; lockouts; labor troubles; inability to procure materials, labor or energy; failure of power, disruption, reduction, interruption, curtailment or failure of utility, solid waste disposal or other services; restrictive governmental laws or regulations; voluntary or involuntary participation, at the request of a governmental agency or otherwise, in any plan or program involving allocations, priorities, limitations or restraints regarding water, fuel or other energy, or otherwise; riots; insurrection; war; fires; floods; earthquakes; storms; droughts; other acts of God; or any other reason of a similar or dissimilar nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease (excluding financial inability or the unavailability of financing), then the performance of such work or the doing of such act shall be excused for the period of the delay, and the period for the performance of any work or the doing of such act shall be extended for the period equivalent to the period of such delay. The provisions of this Section 28.4 shall not operate in any manner to excuse Tenant from prompt payment of Minimum Rent or any other payments required by the terms of this Lease, or to extend or delay the time for any such payments in any way. Further, neither reduction of heat, light, air conditioning, or any other services whatsoever to the Premises or to any portion of the common facilities because of any similar or dissimilar event constituting a cause for excusable delay, shall relieve Tenant from the timely performance of each and all of Tenant's obligations under this Lease.

      28.5. CAPTIONS AND SECTION NUMBERS: The captions, section numbers, article numbers, and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

      28.6. JOINT AND SEVERAL LIABILITY: If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several, and the act of or notice from, or notice or refund to, or the signature of, any one or more of such persons, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

      28.7. RECORDING: Tenant shall not record this Lease without the prior written consent of Landlord. Each party, upon the request of the other party, shall execute and acknowledge a "short form" memorandum of this Lease describing the Premises, identity of the parties, term of the Lease and option to extend for recording purposes.

      28.8. FLOOR AREA: "Floor Area" as used in this Lease means, with respect to any leaseable area in the Building, the aggregate number of square feet of floor space of all floor levels therein measured from (i) the outside faces of all perimeter walls thereof other than any party wall separating such premises from other leaseable premises, (ii) the centerline of any such party wall,
(iii) the outside face of any interior wall, and (iv) the building and/or lease line adjacent to any entrance to such premises. No deduction or exclusion from Floor Area shall be made by reason of columns, ducts, stairs, elevators, escalators, shafts, or other interior components.

      28.9. EXECUTION OF LEASE -- NO OPTION: The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or option for Tenant to lease, or otherwise create any interest by Tenant in the Premises, any other premises situated in the Building, or any other portion of the Project. Execution of this Lease by Tenant and return to Landlord shall not be binding upon Landlord notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant.

      28.10. CONTROLLING LAW: This Lease shall be governed by and construed in accordance with the laws of the State of California. If any provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

      28.11. SUCCESSORS: Subject to the provisions and limitations set forth in this Lease, including, but not limited to, the provisions and limitations set forth at Article 14 hereof, all rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors, and assigns of the parties, and if there shall be more than one Tenant, they shall be bound jointly and severally by the terms, covenants and agreements herein.

     28.12. RULE AGAINST PERPETUITIES: If the term of this Lease shall not have commenced within five (5) years from the date of execution hereof, this Lease shall become null and void and Landlord and Tenant shall thereupon be released from any and all obligations with respect hereto except that there shall be an equitable refund of any unearned advance rental, or security deposit after deducting any charges or obligations otherwise due and owing. This provision shall not be deemed to extend the Commencement Date of the term hereof.

     28.13. MODIFICATION AND AMENDMENT AND FINANCING CONDITIONS: This Lease shall not be modified or amended in any respect except by written agreement executed by both Landlord and Tenant. Landlord intends to obtain interim and/or long-term financing for the Project or Building and/or portions thereof of which the Premises are a part. If any lender should require as a condition to providing financing for the Project, the Building and/or any portions thereof, any modification of the terms or conditions of this Lease, Tenant agrees to execute such modification or amendment provided that such modification or amendment shall not increase the Minimum Rent or Tenant's share of any costs in addition to Minimum Rent and does not materially interfere with Tenant's use or occupancy of the Premises and provided such modification and amendment does not materially increase Tenant's obligations or liability under the Lease. If Tenant should refuse to execute any modifications so required, within thirty (30) days after receipt thereof, Landlord shall have the right by notice to Tenant to cancel this Lease, and upon such cancellation Landlord shall refund any unearned rental and/or security deposit, and neither party shall have any liability to the other.

     SEE PAGE 21a

     29. SPECIFIC PERFORMANCE OF LANDLORD'S RIGHTS: Nothing contained in this Lease shall be construed as or shall have the effect of abridging the right of Landlord to obtain specific performance of any and all of the covenants or obligations of tenant under this Lease.

     30. TENANT'S SOLE COSTS: Notwithstanding the fact that certain references elsewhere in this Lease to acts required to be performed by Tenant hereunder omit to state that such acts shall be performed at Tenant's sole cost and expense, unless such provision expressly provides to the contrary, each and every act to be performed or obligation to be fulfilled by Tenant pursuant to this Lease shall be performed or fulfilled at Tenant's sole cost and expense.

     31. ACCORD AND SATISFACTION: No payment by Tenant or receipt by Landlord of a lesser amount than the rent and other payments herein stipulated shall be deemed to be other than on account of the earliest due stipulated amount, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease provided.

     32. TIME OF ESSENCE: Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

     33. SALE OF PREMISES BY LANDLORD: In the event of any sale of the Building, Landlord shall be and hereby is entirely freed and released of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale; and the purchaser at such sale or any subsequent sale shall be deemed, without any further agreement between the parties or the successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease arising out of any act, occurrence or omission occurring at any time after the consummation of such sale.

     34. COVENANTS: This Lease is subject to the terms, covenants and conditions set forth herein. Tenant covenants as a material part of the consideration of this Lease to keep each and all of such terms, covenants and conditions, and this Lease is made upon the condition of said performance by Tenant.

     35. WARRANTY OF EXECUTION: If Tenant signs, not as an individual, but on behalf of any other person, firm or other entity, the person so signing warrants and represents that he has the authority to execute this Lease on behalf of said party. Should either party request evidence of such authority, the requested party agrees to deliver to the requesting party, within five (5) days after receipt of request, reasonable written documentation or evidence of such authority.

     36. COUNTERPARTS: This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

     37. CORPORATE AUTHORITY: If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with said corporation's bylaws or a duly adopted resolution of its board of directors, and that this Lease is binding upon said corporation, in

                                                                             21a

CONTINUATION OF:

      28.   MISCELLANEOUS

      (ADDITION OF):

      28.14 CONSENT OF PARTIES: With respect to any provision of the Lease relating to discretionary acts of either party or with consent being required by either party, all such acts and consent shall be based upon reasonableness standards.

      28.15 Tenant's obligations with respect to the condition of the Premises shall be subject to reasonable wear and tear excepted.

      28.16 Regardless of anything to the contrary set forth in the Lease, Landlord shall not be entitled to act as Tenant's attorney-in-fact.

      28.17 So long as an actual interference has occurred, the waiver of any remedies relating to a breach of quiet enjoyment or constructive eviction are deleted.

      28.18 COMPLIANCE WITH LAWS: Notwithstanding anything to the contrary set forth in the Lease, Landlord shall be solely responsible for and shall comply with all governmental statutes, ordinances, legislation or regulations now in force or which may hereafter be in force ("Laws") pertaining to the Common Areas. Tenant shall be solely responsible for and shall comply with all Laws pertaining to the Premises; provided, however, Tenant shall not be responsible for compliance with any Laws affecting the Premises if such compliance requires alterations to the Premises which are Landlord's repair responsibility under this Lease and are not the result of Tenant's improvements to the Premises or Tenant's particular use of the Premises. As respects capital improvements that are not a result of Tenant's specific use of the Premises or alterations made by Tenant, the cost may be amortized over the useful life, and Tenant shall pay the annual amortized costs during the Term.

      28.19 MATTERS OF RECORD: Landlord represents that as of the date hereof, there are no matters of record or agreements between Landlord and other parties affecting the Project which will detrimentally affect Tenant's ability to use the Premises as contemplated under the Lease.

accordance with its terms. If Tenant is a corporation Tenant shall, at Landlord's request, deliver a certified copy of its board of directors' resolution authorizing or ratifying such execution.

        38. EXHIBITS INCORPORATED HEREIN: All exhibits referred to herein are hereby incorporated herein in full.

        39. ATTORNEYS' FEES: In the event of litigation concerning this Lease, any judgment shall include an award of attorneys' fees and court costs to the prevailing party.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.


                        LANDLORD:       SHAPELL INDUSTRIES OF
                                        NORTHERN CALIFORNIA, a Division of
                                        Shapell Industries, Inc., a Delaware
                                        corporation

                                        By      [SIG]
                                           ---------------------------------
                                         Its: President


                                        By      [SIG]
                                           ---------------------------------
                                         Its: Senior Vice President



                        TENANT: HERITAGE BANK OF COMMERCE, a California corporation

                                        By      [SIG]
                                           ---------------------------------


                                        By      [SIG]
                                           ---------------------------------

                                  EXHIBIT "A"

      THIS PLOT REPRESENTS THE PROPOSED GENERAL LAYOUT OF THE PROJECT AND SHALL NOT BE DEEMED A REPRESENTATION BY LANDLORD THAT THE PROJECT IS, OR SHALL BE, CONSTRUCTED AS INDICATED THEREON OR THAT ANY TENANTS OR OCCUPANTS DESIGNATED BY NAME OR NATURE OF BUSINESS THEREON SHALL CONDUCT BUSINESS IN THE PROJECT DURING THE TERM OF THIS LEASE.

                              [DRAWING OF PROJECT]

                                  EXHIBIT "A"

                                  EXHIBIT "B"

             LOCATION OF MONUMENT SIGN AND ALLOCATED PARKING SPACES


                          [DRAWING OF PARKING SPACES]




                                  EXHIBIT "B"

                                 EXHIBIT "B-1"

                              TENANT'S SIGN PLANS







                                 EXHIBIT "B-1"

                                  EXHIBIT "C"

                          Construction of the Premises

     The Premises shall be delivered to Tenant in good and broom-clean condition. Landlord represents to Tenant that upon delivery of possession of the Premises, the HVAC system, mechanical systems of the Premises, roof and structure shall be in good condition and Landlord warrants such good condition for a period of ninety (90) days from the date of delivery of possession. Tenant agrees that (i) Tenant shall accept the Premises in "as is" condition; (ii) Landlord shall have no responsibility for any work or improvement which may be required to prepare the Premises for Tenant's use or for any work in remodelling the Premises; (iii) Tenant, at its sole cost and expense, shall complete any items of work which may be required upon the Premises and undertake any remodelling upon the Premises ("Tenant's Work") prior to Tenant's operation of its business in the Premises; and (iv) all Tenant's Work shall be done in accordance with plans and specifications approved by Landlord.

     Within fifteen (15) days following execution and delivery of the Lease by both parties, Tenant shall cause to be delivered to Landlord plans and specifications for Tenant's Work prepared by a licensed architect approved by Landlord and Landlord shall either approve or disapprove of same within fifteen (15) days following receipt. If disapproved, Landlord shall specify its objections and Tenant shall re-submit the revised plans and specifications within ten (10) days thereafter for approval by Landlord.

     The approved plans, although not attached hereto are hereby incorporated into this Lease by reference and shall set forth all items of improvement work to the Premises. Any changes to the plans or to Tenant's Work must be approved by Landlord.

     Tenant's Work shall be performed by a "Qualified Contractor" meaning a general contractor meeting all of the following specifications:

     (1) The Contractor shall be authorized to do the type of construction work necessary to construct the improvement work set forth in the approved plans in Fremont, California;

     (2) The Contractor shall furnish evidence that it is bondable with surety satisfactory to Landlord and Tenant in an amount sufficient to insure full performance of the construction of the work and to insure payment of all subcontractors and materialmen;

     (3) The Contractor shall agree to warrant in writing to Landlord and Tenant that all work shall be free from defective workmanship and materials for a period of at least one (1) year after the work is completed; and

     (4) The Contractor has experience constructing improvements similar to the work in the approved plans; and

     (5)  The Contractor has a proven record of lien-free construction.

     All subcontractors must be approved by Landlord and shall be subject to the foregoing criteria.

     Following approval of the plans, approval of contractors and issuance of all permits, Tenant shall immediately commence construction of Tenant's Work in accordance with the approved plans and shall diligently prosecute same to completion.

     Landlord agrees to contribute a sum not to exceed Forty-Nine Thousand Four Hundred Twenty-Five and No/100 Dollars ($49,425.00) to apply towards installation of leasehold improvements in the Premises. Said sum is hereinafter referred to as "Allowance". The Allowance shall not be used for signs or personal property.

     The Allowance shall be paid to Tenant within forty (40) days following Tenant's initial operation of its business in the Premises and receipt by Landlord of (i) an architect's certificate certifying completion of the work in full compliance with the approved plans, (ii) evidence of payment by Tenant of all costs and claims on account of labor and materials furnished to Tenant by any contractors and/or subcontractors and/or materialmen, together with mechanics' lien releases and other lien releases on account of all work performed on the Premises in an amount at least equal to the Allowance, (iii) the delivery to Landlord of all other documents required to be furnished to Landlord or to any governmental authority having jurisdiction, and (v) delivery to Landlord of (a) a Certificate of Occupancy for the Premises; (b) conformed copy of a recorded Notice of Completion,and (c) copy of "as-built" plans for the Premises.



                                  EXHIBIT "C"

                                  EXHIBIT "D"

                            (Intentionally Omitted)

















                                  EXHIBIT "D"

                                  EXHIBIT "E"

                              TENANT'S CERTIFICATE
                         STATEMENT OF TENANT RE: LEASE

                                        Date: ______________________, 19________

                                        Re: Address ____________________________

                                        ________________________________________

______________________________________  For Premises in:

______________________________________  ________________________________________

______________________________________  ________________________________________

Gentlemen:

      It is our understanding that you (i) have committed to place a mortgage upon the subject premises or, (ii) are a purchaser of the Project under an agreement of purchase and sale, and, as a condition precedent thereof, have required this certification by the undersigned.

      The undersigned, as Tenant under that certain Lease dated _______________, 19 ____, made and entered into between ________________________________________, as Landlord and the undersigned, as Tenant, hereby ratifies said Lease and certifies that the undersigned has entered into occupancy of the premises described in said Lease on _____________________________, 19 _______, and the
Minimum Rent in the monthly amount of $ ________________________________ was payable from that date; that said Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (except by agreement(s) dated _________________________________________); that the same represents the entire agreement between the parties as to this leasing; that the term of said Lease expires on ________________________, 19 ___________;
that all conditions under said Lease to be performed by Landlord have been satisfied, all required contributions by Landlord to Tenant on account of Tenant's improvements have been received , and on this date there are no existing defenses or offsets which the undersigned has against the enforcement of said Lease by Landlord; that rental has (has not) been paid in advance and security in the sum of $ ___________________________________________ has been deposited with Landlord; and that Minimum Rent for ___________________________, 19 _____, has been paid.

      The undersigned agrees to advise you by collect telegram of any changes in the above matters which may arise within forty-five (45) days immediately following the date of this statement, and acknowledges that you may, for said forty-five (45) day period, rely upon this statement in the absence of any such notification.

                                       Very truly yours,




                                       _________________________________________


                                       _________________________________________

                                        TENANT